Exhibit 6.6

A. Borrower/ Customer: Creedon Technologies HK Limited B. Lender/ Bank: Standard Chartered Bank (Hong Kong) Limited C. Guarantor(s): (the "Guarantor(s)") Mark Creedon Palfreeman D. Details of Facility/ Facilities: 1 Types of Facilities: Term Loan 0 Duration of Principal Payment Holiday 12 month(s) (if applicable) 2 Purpose of the Loan : Solely for the purpose(s) of providing general working capital for its business operations and paying employee wages and rents The Customer shall use the proceeds of the Facilities for such purpose(s) only. 3 Principal/ Maximum Indebtedness (HK$): HKD4.000 , 000 . - 4 Interest Rate (current rate) p . a . : 2.75% (Prime Rate minus 2.50%) 5 Starting Date of the Facilities/ Drawdown Date: On or about : 6th July 2020 but subject to conditions for drawdown (see Section G) 6 Maturity/ Expiry Date: 36 months from the Starting Date of the Facilities/Drawdown Date and subject to Terms of Repayment (see Section E) 7 Other charges: (a) Late Payment Charge: On the day after each monthly repayment due date, a monthly late repayment charge (which shall be deemed to be a whole month) of 4.5% per month (minimum HK$100) will be imposed on the total of any monthly repayment amount when overdue (b) Early Redemption Fee: For eariy redemption. no early redemption charge will be imposed . E. Tenns of Repayment: For Non Revolving Loan /Term Loan ) (a) For a term of 36 months from the first drawdown date, or up to 36 months as approved by HKMCI, whichever is earlier. (b) (i) Principal and interest shall be repaid monthly in arrears commencing 1 month after the first drawdown date (except where the Loan is with Principal Payment Holiday); and (ii) in the case a Loan with Principal Payment Holiday, interest shall be repaid monthly in arrears commencing 1 month after the first drawdown date. and principal and interest shall be repaid monthly in arrears after the end of Principal Payment Holiday period over the remaining tenor of the Facilities thereafter. (c) Without prejudice to the Bank's overriding right at any time at its sore and absolute discretion to demand immediate repayment of the loan and to terminate the Facilities with immediate effect. all indebtedness outstanding under the Facilities of non - revolving nature and all instalments remained outstanding shall become immediately due and payable in full upon occurrence of any of the following (each an "event of default") : (i) the Customer fails or refuses to pay the loan. interest or any payment in relation to any of the Facilities in accordance with the terms of the Facility Letter or the security documents in relation thereto when due or upon demand; and/or (ii) the Customer for any reason fails to comply with any of the terms, conditions. covenants and/or undertakings and/or fail to perform or discharge any of the obligations under the Facility Letter, the Bank's Terms and Conditions of the Scheme to the satisfaction of the Bank; and/or (iii) the Guarantee issued by HKMCI (the "HKMCI Guarantee") or any of the security document securing the any of the Facilities to which the Facility Letter relates expires or is terminated or revoked or cease to have legal effect for any reason; and/or (iv) the Customer has Outstanding Default of more than 60 days . For the purpose of the Facility Letter . "Outstanding Default of more than 60 days" means failure to repay or pay a loan, interest or other payments . or any part thereof . in accordance with the relevant facility whereby the indebtedness remains outstanding for more than sixty (60) days after the relevant repayment or payment date (a) as evidenced by the latest report issued by any credit information provider made available to the Bank and which is issued not earlier than thirty (30) days prior to the drawdown date ; or (b) in respect of any facility granted by the Bank, with reference to the Bank's records . external credit information searches (as appropriate) . Date as of 24th June 2020 To: Creedon Technologies HK Limited 71F.• Wayson Commercial Building. 28 Connaught Road West . Sheung Wan. Hong K ong . Standard Chartered * Attention: Mark Creedon Palfreeman ( /8 I C/tJ/, K f. 1 - - iftf tJ ) Re : Facility Letter for Tenn Loan under SME Financing Guarantee Scheme - Special 100 % Loan Guarantee Standard Chartered Bank (Hong Kong) Limited mtHlHT(Wr - !!i)WF> 'ii') (the "Bank") is pleased to offer the banking facilities set out below (the " Facilities ' ) to the Customer named below as borrower for the purpose(s) as provided Term Loan under SME Financing Guarantee Scheme - Special 100 % Loan guarantee (the "S c heme " ) of the HKMC Insurance Limited ( " HKMC I"), subject to the terms and conditions set out i n this letter (Hie " Fa c ility Letter " . ) and the Bank ' s Terms and Conditions of SME Financing Guarantee Scheme - Special 100 % Loan Guarantee Term Loan (the " Terms and Conditions") .

F . Conditions Precedent and Documentation The availability of the Facilities is conditional upon the Bank's receipt of the following documents, items and evidence (both in form and substance) satisfactory to the Bank: - 1 Duly executed copy of the Facility Letter . 2 Application Form for a HKMCI Guarantee in the form prescribed by HKMCI duly completed and signed by the Customer and any other person (other than the Bank) as required therein (the "Application Form"). 3 Acceptance of Conditions for the Issue of the HKMCI Guarantee in the form prescribed by HKMCI duly signed by the Customer and any other person as required therein (the "Acceptance of Conditions"). 4 Guarantee duly issued by HKMCI in favour of the Bank in respect of the Facilities under the Scheme applied for by the Customer to which the Facility Letter relates. 5 Personal guarantee executed by the Guarantor(s) for HKD4,000,000. - plus interest and other charges in favour of the Bank for full repayment of the indebtedness under the Facilities. 6 Sharing of Credit Data - Customer Consent Form executed by the Borrower. 7 Such credit and financial information of the Customer as required by the Bank the assessment of which is to the satisfaction of the Bank / The Customer's audited account of its latest financial year which has been duly certified by its auditor (if the Customer is a company within the meaning of the Companies Ordinance (Cap . 622 ) or the Customer's management account of its latest financial year including the latest tax return issued by the Inland Revenue Department which have been duly certified by its owner(s) or its auditor (if the Customer is a sole - proprietorship or partnership) . 8 Certified copy of consents, approvals and other board authorisation in connection with the execution, delivery and performance of the Facility Letter or other documentation as above mentioned. 9 Such other documents, items or evidence which the Bank may from time to time request. 1 The terms "Principal Payment Holiday", " Pr i n cipa l Repayment Ho li day " and " Pr i ncipal Moratorium·, when used, bear the same meaning and are used interchangeably. 2 The current prime rate as announced by The Hong Kong Mortgage Corporation Limited is 5.25%. G . Conditions for drawdown 1. Subject to the fulfillment of all the conditions precedent and documentation to the satisfaction of the Bank, the first drawdown dale of the Facilities shall fall within 30 days from the date on which HKMCI has given an approval - in - principle or a HKMCI Guarantee whichever is the earlier for the Customer's loan application for the same to which the Facility Letter relates . 2. (a) the Facilities shall be used solely for the purpose(s) as set out under paragraph 2 of Section D, and the Customer shall be deemed to have made a declaration of such use ; (b) the drawing of the Facilities of non - revolving nature shall be in one lump sum ; (c) all representations and warranties made by the Customer in the Facility Leiter (including in the Schedule hereto) and the security documents (if any) to which the Customer is a party or otherwise relating to the Facilities shall be true and correct with the same effect as though made on and as of the drawdown date with reference to the facts and circumstances then existing ; (d) no default or failure on the part of the Customer shall have occurred for the due and punctual repayment of the Facilities ; (e) the Bank has no actual, imputed or constructive knowledge or notice that a notice of petition for bankruptcy or winding up against the Customer has been issued or is likely to be issued on or before a drawdown dale of the Facilities or will occur as a result of the drawing made by the Customer under the Facilities ; and (f) the Customer shall not have Outstanding Default of more than 60 days . H. Agreement and Undertakings The Customer agrees, covenants and undertakes with and to the Bank as follows: 1. The Customer shall duly complete, sign and deliver to the Bank an Application Form and an Acceptance of Conditions, in the form prescribed by the HKMCI as required by the Bank. 2. The Customer shall make the drawdown of the Facilities within 30 days from the date on which HKMCI has given an approval - in - principle or a HKMCI Guarantee whichever is the earlier lo the Customer's loan application for the Facilities to which the Facility Letter relates. 3. Notwithstanding any other provision in the Facility Letter or any other document or agreement (whether existing or future) between the Bank and the Customer to the contrary, in respect of the Facilities and any other facility or financial transaction of any kind in relation to which the Customer and the Bank are parties, if the Customer fails to pay or repay on a Repayment Date or, as the case may be, the applicable due date all or any part of any amount due and payable under any of them in accordance with the terms thereof, the Bank is entitled (but not obliged) to demand the Customer to make immediate payment of all outstanding amounts and all obligations (actual or contingent) of the Customer owing to the Bank by the Customer (including but not limited to those under the Facilities) and all such amounts and obligations shall thereupon become immediately due and payable in full, and so that on the making of such demand by the Bank (without limitation) : (a) in relation to any obligation of the Customer in respect of any outstanding trade or documentary letter of credit, there shall become immediately due and payable by the Customer an aggregate amount equal to the aggregate amount then payable by the Bank (whether or not subject to the passage of time or the satisfaction of any condition) under such trade or documentary letter of credit ; and (b) the Customer's leasing or hire under any finance lease or hire purchase contract shall terminate . For the avoidance of doubt, this paragraph 3 does not affect or prejudice any other provision in the Facility Letter or any other document or any right of the Bank by which any amount or obligation of the Customer may otherwise become due and payable or any Customer's leasing or hire under any finance lease or hire purchase contract may otherwise terminate . For the purpose of the Facility Letter : - "Prlncipal Indebtedness" means all outstanding principal amount in respect of the Facilities and all obligations (whether actual or contingent) of the Customer hereunder. "Repayment Date" means, in relation to a Facility, the date on which any amount in respect of that Facility, or any part thereof, becomes due and payable by the Customer to the Bank according to the Facility Letter (whether by way of payment or repayment). "Security" means a mortgage, charge (whether fixed or floating), pledge, lien, hypolhecation, assignment, security interest, cash collateral arrangement or other encumbrance of any kind securing, or a right conferring a priority of payment in respect of, any obligation to pay of any person or any other agreement or arrangement having a similar effect, but does not include any lien arising in the ordinary course of trading by operation of law and not by contract (but shall include, in relation to any finance lease or hire purchase contract, the vesting of beneficial ownership of the relevant asset in the finance lessor or hire purchase seller, and shall include, in relation to any factoring or other receivables purchase facility, the vesting of beneficial ownership of the factored or purchased receivables in the factor or purchaser) . 4. For so long as any part of the Principal Indebtedness remain outstanding or the Bank remains under any obligation to grant the Facilities hereunder, each of the following representations and warranties and those set out in the Schedule hereto is correct and deemed to be repeated each day and each of the following undertaking and agreement shall be complied with in all respects : vb r 2

(a) the Customer is a company, sole proprietorship, partnership or unincorporated body of persons (as the case may be) which has and continues to have business operation in Hong Kong and has been registered for carrying on a business in Hong Kong under the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) for at least one year in Hong Kong as at the date of submission of the Application Form ; (b) the Customer is not carrying on the business of a lender or otherwise providing funds available for borrowing in any way ; (c) the Customer is not an associate of the Bank (please refer to Section J in the Facility Letter for the meaning of an "associate") ; (d) the Customer is not a company or corporation which has any of its shares listed on The Stock Exchange of Hong Kong Limited (whether on its Main Board or the Growth Enterprise Market) or any similar exchange in or outside Hong Kong ; (e) the Customer does not have any Outstanding Default of more than 60 days ; and (f) (unless for a purpose which is otherwise expressly permitted under the Facility Letter and the Scheme) none of the Facilities (whether in whole or in part) if granted will be used for paying, repaying, restructuring or repackaging all or any part of the loans, credit facilities or payment obligations (including any loan referred to as a "classified loan" by the Hong Kong Monetary Authority from time to time) of the Customer, its Subsidiaries or its Related Entities to the Bank, including any SFGS guaranteed facilities granted to the Customer by the same Bank . "Related Entity" unless the context otherwise requires, shall be construed so that a person (A), being a sole proprietor, partnership or company, and another person (B) , being a sole proprietor, partnership or company, are Related Entities of each other if any one or more persons, individually or jointly, directly or indirectly, hold, beneficially own or control 30% or more of the business interest in each of A and B . For the purpose of the foregoing, "business interest" in relation to a company means the shares or equity interest of such company, and in relation to a partnership means the aggregate or overall rights or entitlements to participate in a distribution of profits of such partnership . "Subsidiary" has the same meaning given to it ins . 15 of the Companies Ordinance (Chapter 622 of the Laws of Hong Kong) . 5. The Customer agrees that the Bank may provide all or any information and documents relating to the Customer and/or any of the Facilities to HKMCI, and that HKMCl's representatives and agents may on request inspect its books, records, accounts and other information relating to its business, whether in paper, electronic or any other form or medium . 6. The Customer undertakes to the Bank that it will immediately inform the Bank : (a) of any change of the Customer's directors or beneficial shareholders or amendment to its memorandum or articles of association or equivalent constitutional documents ; (b) of any substantial change to the general nature of the Customer's existing business ; or (c) if it becomes, or is aware that any of its directors, shareholders, partners or managers becomes, a Related Person (as defined in paragraph 5 of section I of the Facility Letter) . 7. The Customer undertakes with the Bank that ii will : (a) not do or permit to be done anything which would prejudice or jeopardize the rights of the Bank or the HKMCI, or both, in respect of any of the Facilities; (b) ensure the satisfaction of and compliance by it and the Facilities with the Guarantee Product Eligibility Criteria under the Scheme in accordance with the requirements of HKMCI; (c) not create, or permit to be created or subsist, any subsequent Security ranking in priority to or pari passu with any Security that may be given to or held by the Bank for the relevant Facilities (whether exclusively or otherwise); and (d) not sell, sub - lease, charge, part with possession of or otherwise deal with (whether in whole or in part) any business installations (e) and equipment and/or other assets referred to in the Application Form or the Facility Letter as to be acquired with any of the proceeds of the relevant Facilities without the prior written consent of the Bank, and, if the foregoing has not been complied with, the Customer shall ensure that all the proceeds or sums realised or generated as a result shall be paid direct to the Bank for application in or towards payment and discharge of the Principal Indebtedness (which shall be reduced by the relevant amount accordingly) in such manner and order as the Bank may absolutely think appropriate as consistent with the Scheme . 8. All amounts received by the Bank in relation to any of the Facilities after the Customer has failed to repay any amount may be applied by the Bank towards payment and repayment of the Principal Indebtedness and any other amounts owing to the Bank in such manner and order as the Bank may absolutely think fit. 9. The Customer agrees that HKMCl's rights, including but not limited to its right of subrogation, shall at all times rank in priority to the rights and remedies, if any, of the persons giving any Security or guarantee in favor of the Bank for the Facilities extended or otherwise in relation to the Facilities. 10. The Customer and all the persons giving the security or guarantee mentioned in paragraph 9 in section H above acknowledge HKMCl's priority herein referred to and that each of the aforesaid persons undertakes that (a) it shall not exercise in any manner or to any extent its rights or remedies against the Customer or any such person or in relation to any such Security, including but not limited to any right of subrogation, indemnity or contribution which ii has or may have in law or equity or under, pursuant to or in connection with any Security or guarantee or otherwise, unless and until the HKMCI has fully and unconditionally recovered all amounts paid by the HKMCI under the relevant Guarantee or unless and until the HKMCI otherwise consents in writing ; and (b) it shall not assert against the HKMCI any rights or remedies . 11. No further amount may be drawn under any of the Facilities after (a) in respect of the Facilities of non - revolving nature, the Customer has failed to pay any amount (including interest) payable under the Facilities when due, or (b) a petition for its bankruptcy or liquidation has been presented or may, to the Bank's knowledge, be presented . 12. The Customer shall on request (a) do anything which may be necessary or desirable to enable the Bank to comply with its obligations to HKMCI, and (b) indemnify the Bank against any liability towards HKMCI (and all costs and expenses incurred in connection therewith) arising from anything done or omitted to be done in connection with the Facilities . 13. The Customer agrees to give legally binding representations, warranties and undertakings in favour of the Bank on the terms set out as per the Schedule attached to this Facility Letter . In case there are inconsistencies between those found in the Schedule or the Facility Letter and those in the Bank's Terms and Conditions, the latter will prevail . 14. Each of the Guarantor(s) hereby agrees, covenants and undertakes with and to the Bank that : (a) any and all sums which are now or may hereafter become owing by the Customer to each of Guarantor(s) under any guarantees stipulated in section F of the Facility Letter whether in respect of principal, interest or otherwise, on account of any advance, loan or payment made to or for the account of the Customer (collectively "Subordinated Indebtedness") is hereby and shall be subordinated and the payment thereof deferred to any and all rights, claims and actions which the Bank may now or hereafter have against the Customer in respect of all moneys, obligations and liabilities, whether actual or contingent, now or at any time hereafter due, owing or incurred by the Customer to the Bank, whether alone or jointly and whether as principal or as surety, including all principal moneys, interest at such rates as may from time to time be payable by the Customer (or which would have been so payable but for the liquidation, bankruptcy, death or other incapacity of the Customer), fees, commission, discount and other charges and all expenses including legal costs on a full indemnity basis incurred in connection with the enforcement or preservation of the rights of the Bank against the Customer . (b) each of the Guarantor(s) shall not without the prior written consent of the Bank claim or accept any moneys or other property in or towards payment or satisfaction of the Subordinated Indebtedness or enter into any transaction with the Customer except on an arm's length basis on normal commercial terms . In particular, but without limiting the foregoing, each of the Guarantor(s) agrees to pay full market price for all assets or services supplied to any of the Guarantor(s) directly or indirectly by the Customer or its subsidiaries (if any) . (c) so long as any moneys secured under any of the guarantee(s) stipulated in section F of the Facility Letter in connection with the Facilities remain owing to the Bank, the Guarantor(s) will not take or hold any security from the Customer for the Subordinated Indebtedness or take any steps to enforce any right or claim against the Customer in respect of any amounts recovered by the Bank nor make or claim any set - off or counter - claim against the Customer in respect of any liability on the part of the security provider(s) and Guarantor(s) to the Customer nor claim to have the benefit of any rights or security held by the Bank nor prove in competition wi 3 ε {

Bank in the estate, winding - up or bankruptcy of the Customer . Each of the Guarantor(s) undertakes that it shall not assign, transfer, mortgage or otherwise dispose of or encumber the Subordinated Indebtedness or any part thereof or any interest therein without the prior consent of the Bank . (d) so long as there is any outstanding sum payable by the Customer under the Fac i lity Letter and/or any of the Facilities granted by the Bank unde r the Facility Letter is subsisting, it shall not revoke or attempt to revo k e any security or guarantee given by it to the Bank in respect of any sum or liability owed or owing by the Customer to the Bank regardless of whether it has the right to do so but for this provision . 15. The rights of the Bank shall at all times rank in priority to the rights and remedies of each of the Guarantor(s) in connection with the Facilities . 16. The Customer and each of the Guarantor(s) agree that upon HKMCl's payment under its HKMCI Guarantee, HKMCI shall be entitled to be subrogated, fully or partially in HKMCl's absolute discretion, for the Bank's rights under all relevant documents with regard to the part of the rights of HKMCI corresponding to the amount paid by HKMCI to the Bank under the HKMCI Guarantee to recover any outstanding amount in respect of the relevant Facilities from the Customer or any other person, unless and until (i) HKMCI has fully recovered the amount paid by HKMCI under the HKMCI Guarantee or (ii) HKMCI otherwise consents in writing . 17. The Customer and each of the Guarantor(s) agree that in addition and without prejudice to any other right the Bank and the HKMCI may have, each of the Bank and the HKMCI may at any time access, inspect, obtain, and make copies of (free of charge), any of its materials (and each partner's materials if it is a partnership, and including any document, record and information) in connection with the rights, interest, obligations or liabilities of the HKMCI under the Scheme, the related deed between the Bank and the HKMCI and any Guarantee . 18. Each of the Guarantor(s) confirms and agrees that it shall not exercise in any manner or to any extent its rights or remedies against the Customer, including but not limited to its right of subrogation, unless and until (i) the loan hereunder is fully repaid to the satisfaction of the Bank ; or (ii) the Bank otherwise consents in writing . I . Other Terms and Conditions 1. The Facilities is available at the sole discretion of the Bank . The Bank may at any time immediately terminate, cancel or suspend the Facilities or otherwise modify the Facilities without the consent of the Customer and/or the Guarantor(s) . 2. Notwithstanding any provisions stated in the Facility Letter, the Facilities are repayable on demand by the Bank . The Bank has the overriding right at any lime to require immediate payment and/or cash collateralisation of all or any sums actually or contingently owing to it under the Facilities . 3. If there are more than one Borrower, each Borrower accepting the terms and conditions set out in the Facility Letter is jointly and severally liable with the other Borrower(s) for all sums payable or owing to the Bank under the Facilities (whether incurred by that Borrower or not) . The obligations and liabilities of each Borrower shall take effect immediately upon its acceptance of the terms and conditions set out or referred to in the Facility Leiter . Each Borrower further agrees that the Bank is not required to make any reference to the other Borrower(s) in relation to the utilisation of the Facilities by any Borrower(s) . The obligations and liabilities of each Borrower shall not be affected by (i) any time or indulgence granted to or composition with any other Borrower(s) or any other person ; (ii) any change, variation or termination of any agreement or arrangement with any other Borrower(s) or any other person ; (iii) any release of, or any neglect to obtain, perfect or enforce, any rights or securities against any Borrower(s) or any other person ; or (iv) any unenforceability or invalidity of any obligations of any Borrower(s) or any other persons . 4. The Bank's Terms and Conditions previously provided to the Borrower and attached and/or referred to in the Facility Letter forms an integral part of the Facility Letter and each Borrower agrees to observe and be bound by such Terms and Conditions. 5. The Borrower acknowledges that the Banking (Exposure Limits) Rules and the Supervisory Policy Manual CR - G - 9 issued by the Hong Kong Monetary Authority imposes on the Bank certain limitations on advances to "Related Persons", being persons (including firms, partnerships and companies or relatives) related to its directors, controllers* or persons having principal responsibility for a line of business of the Bank (or its subsidiaries or affiliates) or persons related to employees of the Bank who have lending authority . When acknowledging and accepting the Facility Letter, the Borrower should advise the Bank if the Borrower is, or any of the Borrower's directors, controllers, partners, managers, agents or guarantors is, a Related Person within the meaning of the Rules. If subsequent to the Borrower's acceptance of the Facility Letter, the Borrower become, or is aware that any of the Borrower's directors, controllers, partners or managers, agents or guarantors is or becomes, a Related Person, the Borrower should immediately advise the Bank in writing. *"Controller" refers to any person holding 10% or more of the Banks's issued shares. 6. The Borrower hereby acknowledges that: - (a) The Borrower has received, read and agreed to the Bank's Notice to Customers and Other Individuals relating to the Personal Data (Privacy) Ordinance ("the Ordinance") and the Code of Practice on Consumer Credit Data ("the Notice"); and (b) The Borrower has notified each of its key managers (e.g. Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, department head, etc . ), corporate officers (e.g. authorised signatories, company secretary, etc.) directors, major shareholders, beneficial owners (e.g. sole - proprietor, partners, etc.) and Guarantor(s) ("the Relevant Individuals") that the Bank may from time to time receive from the Customer Information relating to that Relevant Individual in the course of its provision of services to the Borrower according to the Notice. 7. The credit application of the Borrower(s) was conducted according to the Bank's prevailing credit policy and approval is subject to satisfactory credit check of the Borrower(s), sole proprietor/ partner(s) of the Borrower(s), the mortgagor(s) and/or the guarantor(s) of the application (if applicable) . Credit report(s) provided by TransUnion Limited ("TU") (for individual consumer credit information) and/or Dun & Bradstreet (HK) Limited ("D&B") (for commercial credit information) has/have been considered . If the Borrower(s) or relevant individual(s) want(s) to access its/his/her credit report(s) and/or, where appropriate, make(s) a data correction request with the relevant credit reference agency, the Borrower(s) may contact D&B at 2516 1111 (address : Unit 1308 - 1315 , 13 /F, BEA Tower, Millennium City 5 , 418 Kwun Tong Rd, Kwun Tong, Kowloon, Hong Kong . ) and relevant individual(s) may contact TU at 2577 1816 (Suite 1006 , Tower 6 , The Gateway, 9 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong) . 8. This letter shall be governed by and construed in accordance with the laws of Hong Kong SAR . J. Meaning of "Associate" For the purpose of the Facility Letter, an "associate" shall mean: 1. where the Customer or any of the security provider, as the case may be, is an individual: (a) a relative of such individual; (b) a partner of such individual and any relative of such partner; (c) a partnership in which such individual is a partner; (d) any company controlled by such individual, by a partner of such individual or by a partnership in which such individual is a partner; (e) any director of any such company as is referred to in J(1)(d) ; 2. where the Customer or any of the security provider, as the case may be, is a company: (a) any associated company; (b) any person who controls the company and any partner of such person, and, where either such person is an individual, any relative of such individual; (c) any director of such company or of any associated company and any relative of any such director; (d) any partner of the company and, where such partner is an individual, any relative of such individual; 3. where the Customer or any of the security provider, as the case may be, is a partnership; (a) any partner of the partnership and where such partner is a partnership any partner of such partnership, any partner with the partnership in any other partnership and where such partner is a partnership any partner of such partnership and where any partner of, or with, or in any of the partnerships mentioned herein is an individual, any relative of such partner; 4 ε (

(b) any company controlled by the partnership or by any partner thereof or, where such a partner is an individual, any relative of such partner;
(c) any company of which any partner is a director;
(d) any director of a company referred to in J(3)(b); and
"relative", in relation to an individual, means the spouse, parent, child, brother, sister, brother-in-law, father-in-law, mother-in-law, sister-in-law, daughter-in-law, son-in-law, aunt, cousin, uncle, niece, nephew, grandfather or grandmother of the individual, and for the purposes of this definition, an adopted child shall be regarded as a child both of the natural parents and the adoptive parents and a stepchild as the child of both the natural parents and any step parents.

Where "**associated company**" of a person means:
(a) a company over which such person has control;
(b) a company which has control over such person, being a company;
(c) a company which is under the control of the same person as such person, being a company.
And "control", in relation to a company, means the power of a person to secure:
(a) by means of the holding of shares or the possession of voting power in or in relation to such or any other company; or
(b) by virtue of any powers conferred by the articles of association or other document regulating such or any other company, that the affairs of such company are conducted in accordance with the wishes of such person.

Please sign and return this letter to the Bank at 8th Floor, Standard Chartered Bank Building, 4-4A Des Voeux Road Central, Hong Kong within one month after the date of this letter, failing which this offer shall lapse.

If you have any queries, please feel free to contact any of the following persons:-

Name	**Telephone No.**
Ms. Katherine Chan	2821-1093

Yours faithfully,
For and on behalf of
STANDARD CHARTERED BANK (HONG KONG) LIMITED

Name: Joanna Wong / Rita Lam
Title: Assistant Manager / Assistant Manager, Credit Risk Control

JW/ry/krr

We agree and accept all the terms and conditions set out above and the Banks' Terms and Conditions of the Scheme and / or referred to in the Facility Letter, which we have read and understood.

For and on behalf of
CREEDON TECHNOLOGIES HK LIMITED

For and on behalf of
Creedon Technologies HK Limited

Authorized Signature(s)
(with Company Chop)

Pls sign by 1 director
with Company chop

5

Each of the undersigned hereby acknowledge the terms of this Facility Letter and confirm that their respective obligations of this Facility Letter and each guarantee that they have executed in favour of the Bank will continue in full force and are not and will not be affected, discharged or varied by the execution of this Facility Letter. Signed by: - ==== - -- - r f/$ s Hong Kong Identity Card No.: K837817(7) I o Identification document/ Pas s po rt No . : ,, /d 7 • , - Correspondence email address / mailing address : M tl r - ta VT iY:/ - /a(j .._c,a.,m . In the presence of: - ! . Pl " Name ofWitness : Hong Kong Identity Card No. : _ Identification document/ Passport No . : Occupation of Witness : _ Correspondence email address/ mailing address: 6 ௭ ( ƒ

SCHEDULE REPRESENTATIONS AND COVENANTS 1. Representations The representations and warranties set out in Clause 1 . 1 (Status) to Clause 1 . 15 (Compliance) of this Schedule are made by the Customer as of the date of the Facility Letter and the Customer acknowledges that the Bank has entered into the Facility Letter in reliance on all those representations and warranties . In addition, the Customer acknowledges that each of the representations and warranties set out in Clause 1 . 1 (Status) to Clause 1 . 8 (Claims Pari Passu), Clause 1 . 1 O (No Immunity) to Clause 1 . 15 (Compliance) shall be deemed to be repeated by the Customer by reference to the facts and circumstances then existing on each date on which a drawdown is made under the relevant Facilities and on each date on which any amount is payable by the Customer under the relevant Facilities . 1. Status Business Entity The Customer : (a) is a company, sole proprietorship, partnership or unincorporated body of persons (as the case may be) which has and continues to have business operation in Hong Kong and has been registered for carrying on a business in Hong Kong under the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) ; (b) is not carrying on the business of a lender or otherwise providing funds available for borrowing in any way ; (c) is not an associate of the Bank ; and (d) is not a company or corporation which has any of its shares listed on The Stock Exchange of Hong Kong Limited (whether on its Main Board or the Growth Enterprise Market) or any similar exchange in or outside Hong Kong . Business Operation History The Customer's business has been in operation for at least three months in Hong Kong as at end - December 2019. Credit History The Customer does not have the following records : (a) winding up or bankruptcy petition or proceedings; and (b) any Outstanding Default of more than 60 days. The Guarantor(s) does not have any records of bankruptcy petition or proceedings. 2. Governing Law and Judgments In any proceedings taken in its jurisdiction of incorporation or establishment in relation to the Facility Letter, the choice of Hong Kong law as the governing law of the Facility Letter and any judgment obtained in Hong Kong against ii with respect to the Facility Letter will be recognised and enforced . 3. Binding Obligations The obligations expressed to be assumed by it in the Facility Letter are legal and valid obligations binding on it and enforceable against it in accordance with the terms thereof . 4. Execution of the Facility Letter Its execution of the Facility Letter, its exercise of its rights and performance of its obligations thereunder and the transactions contemplated thereby do not and will not: (a) contravene any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets; (b) conflict with its memorandum and articles of association or any other constitutional documents; or (c) conflict with any applicable law or regulation . It has the power to enter into the Facility Letter and all corporate and other action required to authorise the execution of the Facility Letter and the performance of its obligations thereunder has been duly taken. No limit on its powers will be exceeded as a result of the borrowing or other assumption of obligations, or any grant of security or giving of indemnities, contemplated by the Facility Letter. 5. No Material Proceedings No litigation, arbitration, administrative proceedings or labour controversy before any court, tribunal, arbitrator or other relevant authority is current or, to the knowledge and belief of a senior officer of it, pending or threatened against it which would have a Material Adverse Effect , save for any such legal proceedings commenced by a third party which are frivolous or vexatious, have no reasonable cause of action or which are being contested in good faith by appropriate proceedings and against which adequate reserves are maintained . 6. No Material Adverse Change Since the date of its most recent financial statements (or audited financial statements in the case where the Customer is a limited company), there has been no material adverse change in the business or financial condition of it . 7. Validity and Admissibility in Evidence All acts, conditions and things required to be done, fulfilled and performed and all authorisations (governmental or otherwise) required to be obtained in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations in the Facility Letter, (b) to ensure that its obligations in the Facility Letter are legal, valid, binding and enforceable and (c) to make the Facility Letter admissible in evidence in its jurisdiction of incorporation or establishment have been done, fulfilled, performed and obtained and in full force and effect . 8. Claims Pari Passu Under the laws of its jurisdiction of incorporation or establishment in force at the date hereof, the claims of the Bank against it under the Facility Letter rank at least pari passu with claims of all its other unsecured and unsubordinated creditors save those whose claims are mandatory preferred by law applying to companies generally . 9. No Filing or Stamp Taxes Under the laws of its jurisdiction of incorporation or establishment in force at the date hereof, it is not necessary that the Facility Letter be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Facility Letter or the transactions contemplated by the Facility Letter . 10. No Immunity In any proceedings taken in the jurisdiction of incorporation or establishment of it in relation to the Facility Letter, it will not be entitled to claim for it or any of its assets immunity from suit, execution, attachment or other legal process . 11. No Winding - up It has not taken any corporate action nor have any other steps been taken or legal proceedings (save for any such legal proceedings commenced by a third party which are (i) frivolous or vexatious or (ii) which are being contested in good faith by appropriate proceedings and against which adequate reserves are maintained and, in each case, are unconditionally discharged or dismissed within 180 (one hundred and eighty) days) been started or threatened against it for its winding - up , dissolution, administration or reorganisation (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a liquidator, receiver, administrator, administrative receiver , compulsory or interim manager, conservator, custodian , trustee or similar officer of it or of any or all of its assets or revenues . 7 ε (

12. Written Information All material written information supplied by the Customer is true, complete and accurate in all material respects as at the date it was given and is not misleading in any respect . 13. Solvency It is able to pay its debts as they fall due and has not commenced negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or made a general assignment for the benefit of or a composition with its creditors . 14. Taxes It has filed or caused to be filed all tax returns which are required to be filed by it and has paid all taxes shown to be due and payable by it on such returns or any assessment received by it, save for taxes which are being contested in good faith by appropriate proceedings and in respect of which adequate reserves have been set aside by it . 15. Compliance It is, to the knowledge and belief of a senior officer of it, in compliance with the requirements of all applicable laws , rules and regulations and orders of governmenta l or regulatory authorities save those which are not material to its business an d the effect of such non - compliance is not significantly adverse to it . 2. Covenants 1. Maintenance of Legal Validity The Customer shall promptly obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws of its jurisdiction of incorporation or establishment to enable it to lawfully enter into and perform its obligations under the Facility Letter and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of the Facility Letter . 2. Notification of Events of Default The Customer shall promptly inform the Bank after it becomes aware of the occurrence of any default or event of default under the Facility Letter or of any event which might reasonably be expected to have a Material Adverse Effect . 3. Claims Pari Passu Subject to Clause 2 . 13 below, the Customer shall ensure that at all times the claims of the Bank against it under the Facility Letter rank and continue to rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are mandatorily preferred by law applying to companies generally . 4. Taxes The Customer shall duly and punctually file all tax returns when due and pay and discharge all taxes prior to the date on which penalties are attached thereto except for such taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside and payment of which can be lawfully withheld . 5. Information The Customer shall promptly deliver to the Bank copies of all its audited and unaudited financial statements and such other reports and information relating to the Customer as the Bank may reasonably request from time to time . 6. Maintenance of Records The Customer shall maintain all books of records and accounts with respect to itself and its business in good order . 7. Inspection The Customer shall, upon reasonable prior written notice from the Bank and during normal working hours, permit and arrange for the Bank or its other authorized representatives to inspect all financial records and books of accounts and discuss the Customer's business affairs with its officers and advisors as the Bank may reasonably request . 8. Use of Proceeds The Customer shall apply the Facilities solely for the purpose(s) of providing general working capital for its business operations and paying employee wages and rents . 9. Compliance The Customer shall comply in all respects with the requirements of all applicable laws, rules and regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would (either individually or in aggregate) have a Material Adverse Effect . 10. Insurance The Customer shall maintain insurances on and in relation to its business and assets, in each case, with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by the Customer and is commercially available . 11. Business The Customer shall ensure that: (a) it has power to own its assets and carry on business as conducted from time to time; (b) it has good title (free from any restrictions or onerous covenants) to all of the assets required for carrying on its business; and (c) it has obtained or effected all authorisations, approvals, consents, exemptions, filings, licenses, notarisations, permits and registrations which are required in connection with its business, and that all such authorisations, approvals, consents, exemptions, filings, licenses, notarisations, permits and registrations are in full force and effect, except where the failure to obtain or effect the same or, as the case may be, the cessation of the force and effect of the same would not reasonably be expected to, have a Material Adverse Effect . 12. Obligations Without prejudice to the performance of the Customer's other obligations under the Facility Letter, the Customer shall perform all its obligations under all of the material agreements or contracts to which it is a party . 13. Security and Further Assurance If by the terms of the Facility Letter, security is to be given by the Customer in favour of the Bank, the Customer shall ensure that each security document confers valid security, of the type which such security document purports to create, in favour of the Bank, over each asset, right and benefit expressed to be subject to such security and ensure that the Bank enjoys the priority which such security is expressed to have . The Customer shall promptly execute all documents and do all things that the Bank reasonably specifies for the purpose of enabling the Bank to exercise its rights under each security document or preserving the priority and effectiveness of such security . (For the avoidance of doubt, the Customer confirms that all sums from time to time owing by it to the Bank under the Facility Letter are and shall be secured by all and any security created by it, before or at the date of the Facility Letter or at any time after that date, which is by its terms expressed (in any manner whatsoever) to secure all monies owing by the Customer to the Bank, and the Customer will not seek to claim or asset anything to the contrary . ) 3 . Definitions In this Schedule, the following definitions apply : - "Material Adverse Effect" means (a) a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Customer ; (b) a material impairment of the ability of the Customer to perform any of its obligations under the Facility Letter ; or (c) a material impairment of the rights of, or benefits available to, the Bank under the Facility Letter . v6 8

Terms and Conditions of SME Financing Guarantee Scheme Special 100% Loan Guarantee Term Loan q:i,J, ;i'.iUl!iinllJ - rs :SstJiij illi J q:i,J, :SMli :Zii JIHtU 1. Interpretation Mff Standard Chartered tit... Hi!H'r R (a) These terms and conditions have been arranged into separate clauses and paragraphs for convenience only . Any of the terms and conditions in any clause or paragraph shall, where the context permits or requires, apply equally to transactions dealt with under other clauses or paragraphs . Clause headings are for ease of reference only and shall have no legal effect . $WM&EmM ௭ 2 - Ŷ R• ௭ - ௭௭௭௭௭௭ 8 Ŷ 88· ௭ LT ௭௭௭ - m ௭ •ffWW·B$2ffW ŶŶ w• ௭௭ •@m ௭ - ௭ - -- •T 2 ௭௭ - m ௭௭ - ௭௭ 8 fj@H • tt Ŷ $ • - (b) In these terms and conditions, unless the context otherwise requires, references to me/us shall if I/we am/are a sole proprietorship firm include the sole proprietor and his successors in the business and, if I/we am/are a partnership firm, include the partners as at the date of my/our application for the Loan and any other persons who shall at any time hereafter be or have been a partner of the firm and the successors to such partnership business . These terms and conditions shall be binding on me/us and my/our successors notwithstanding any change in the constitution of me/us or of any such successor and, without limiting the foregoing, shall not be terminated or affected by the death, bankruptcy, liquidation, or retirement of any parties or by any other change in the composition of any firm as aforesaid . · ௭ - † 5 ௭ :m ௭ : \ t':$1 ௭ . ;$:11//iM&iJBJJU$m&2;$:.AJg•. ௭ ;$:.AJg• - ௭௭ jU!i! ௭ 2iffi•. JlU@}js ௭ ijji)il!s: \ t'&JHUMl11cA.; ௭ :,fs;:.AJgga a•• ௭ •m@M ௭ $.AJgg2a Ŷ $ ௭ B ௭ 2a•A& ௭ Ŷ ffwM• ௭ ••e•• ௭ •a•A2ffW®A& Ŷ a••a2m ௭ A·• ௭ * .AJgg&;$:A/g.ff1iiJ/iliI<A2: ௭ Hi!: ௭ ff1iiJ1il!ft · ;$:il/lia& ௭ JlU ௭ !H$.A./gg&;$:.AJggt,i ௭ <.A ௭௭ ttJ5R ௭ · @l3.tit:;rP ௭ %U...tt!l:m ௭ 2 ௭ M·*••& - ௭ :;r ௭௭ Liz!lffW ௭ 2 ௭ c - g ௭ - ௭௭ - m ௭ •L•ffwiffi• - a•• ௭ •w2ffWK® ௭ fl:;@·fr· ௭௭ E ௭ - (c) Where I/we consist of more than one person or where I/we am/are a firm consisting of two or more persons, the liabilities of me/us shall be joint and several liabilities of each such person and references to me/us shall be construed as references to each and/or any such persons . The Bank and any Bank Group Company may at any time apply all or part of the funds standing to the credit of any account with the Bank or any Bank Group Company in the name of one joint applicant singly or jointly with others in or towards discharging any debit balance on the account with the Bank or any Bank Group Company of any other joint applicant singly or jointly with others . ௭ ;$:.A/gg@}js - :gJ.. ௭ L21 ௭ A& ௭ ;$:A/gg•=@!&J..'..Ufim.A ௭ ftt2if!i• · JlU$A/g•2 ௭ fl - •fmi Ŷ g.A1 “ :J:l: ௭௭ HH·i2 ௭ fi · @13.! ௭ &;$:Ng• ௭ - ௭ - ffi - @&(&)ffW Ŷ W.Att•mfi&ffOO Ŷ n• ௭௭௭௭௭ M - • - :g·:g$ ௭ A¥ ௭ • - ®A•8 ௭ - fi - ffW Ŷ n• ௭௭௭௭ •2• ௭௭௭ - -- ௭ M † mmm ௭ m - ffWM®•8$ ௭ .A• ௭ • - ®A•8 ௭ Bfi&ffW Ŷ n• ௭௭௭௭ •2• ௭௭ M ௭ Jj. (d) References herein to any person shall include a firm or corporation, word s importin g the singular shall includ e the plural and vice versa and words importing a gender shall includ e every gender . The words "subsidiary" an d "holdin g company" used herei n shall have the same meanings as defined in sections 13 an d 15 of the Companies Ordinanc e ( Chapte r 622 of the Laws of Hon g Kong ) . *•M&Emm&2ffW.A ௭ @Miffi• - ௭௭ - - ௭௭ @M• ௭௭ 2 - ffi·&2 ௭௭ - - tt ௭ @M®tt ௭ 2•ft· ௭௭௭ m2 - ௭௭௭௭ - & •m ௭௭௭ - 2 Ŷ m ௭ - ௭௭ - M(. ௭ $M Ŷ ௭ 2 Ŷ ) Ŷ + ௭ &+E• ௭ M ௭௭௭ ffi ௭ · (e) The expression "the Loan" means the total principal amount of SME Financing Guarantee Scheme - Special 100 % Loan Guarantee Term loan advanced by Standard Chartered Bank (Hong Kong) Limited ("the Bank") to me/us from time to time . "Business day" means a day on which the Bank is open for business in Hong Kong, including Saturday . t£;$:irU ௭ & ௭ lllJlU$ · r •tJJ - ௭௭ ffi•; ௭ Ŷ :m!Hj ( •; ) ;ij ௭ 0 ௭ ( r Bfi J ) J Ƒ .l$A/BW:;rB ௭ ttftt ௭ g:,1J1 ௭ iWJijr ௭ 1JiH.tlU - r sfrali 1 ௭ mi! \ UUJJ g:,1J1 ௭ M½'JlJl:li!':iJ ௭ Mt · r ௭ MB J nH ௭ fitt• ௭௭ r ௭௭ Meti - 8 · @Ji!i ௭ JlJlA · 2. The Loan 11i:JX (a) I/We hereby acknowledge and agree that the Bank has absolute discretion in approving and granting the amount of the loan and/or the tenure of the loan to me/us . I/We agree to accept any such amount and/or any such tenor as may be approved by the Bank pursuant to my/our application even though such amount may be less than those applied for by me/us, and/or such tenure may be longer or shorter than that applied for by me/us. I/We further acknowledge that the Bank may from time to time specify the minimum amount of the Loan that I/we may apply for . ; $ :. A/g • &mm ௭ Ŷ · mfi ௭௭ lf . !!!(J .; R ௭ J Ƒ . l $ A/gg}IHHxt ௭ - r : li!' : ௭ iM!&il=M · im $ . A/B • ௭ Ŷ 1 l ௭ BfitlH!l $ . A/BW ௭ $ ௭ @m • ௭ • - Ŷ &il=M - ௭† ·· • - ௭ tt ; $ : A ௭ • $ · ௭ · - •• 1 & Ŷ $ M ௭௭ - ௭௭ ; $ :. A . / † W $ a ௭ $ M •; $ : Ng • ௭ · - · 6 ௭ :; r Mrn ௭ ; $ : A/gW ௭ $ ••• 2 ௭ ftRMM!· (b) I/We agree that the Loan will only be granted to me/us subject to the execution by me/us of all documents as the Bank may require and (in the case of a company) the delivery to the Bank of a certified copy of minutes of our Board meeting in the Bank's standard form approving the transaction . *N•• ௭ - ·$.A/ † W ௭ tt - ௭ Bfi&* ௭ M;ij ௭௭ &(௭௭௭௭)J Ƒ .l ௭ fi ௭௭ m•;ij ௭௭ - ௭௭ - ௭௭௭௭ - ௭ - ௭௭ $(m Ŷ 6 ௭௭ l † J: \ :) W · :t J'i Ŷ frlttt “ :l:li!':iJ · (c) Without limiting the generalit y of the foregoing , I/we acknowledge that the Ban k shall hav e the right at its absolute discretio n to allocate a higher proportio n of any on e or more of the monthly repayments to interest and/or othe r fees and charges rather than to the principal then due in respect of the Loan . The Bank i s als o authorized to debi t my/our repayment accoun t fo r the Loa n with the amount of each monthly repayment commencing one month afte r drawdow n of the Loan or any part thereof . tE:;r ௭௭ - ௭௭௭ Mtt ௭௭ T - $.A./ † Wliim Ŷ fi ௭௭௭௭ - - ௭௭ - ffW - M& ௭ L ௭ - ௭ ffi• Ŷ ௭ - ௭௭ - m ௭௭ ffi ௭ - - R ௭௭௭ w &K® ௭ ffl& ௭௭ - @ ௭ aM ௭௭௭ fflRR$ ௭ ·Bfi ௭௭ m Ŷ ௭ • - ••n ௭ ffOOM½'2 Ŷ ௭ - @ ௭௭ - ௭ ;$:.AJg• ௭ ffiR ௭ D$ID•m ௭ liHJ Ŷ · (d) Early redemption of part or all of the Loan will be permitted upon a written request for early redemption being received by the Bank at least five Business days before the proposed date of early redemption . Upon early redemption, I/we will pay to the Bank that part of the Loan then outstanding, interest accrued thereon up to the actual settlement date . No early redemption fee will be charged . $.AJgW ௭ mM ௭ ffi ௭ M&M½'RR@Bfi ௭ ttNm@ffiR82M ௭௭ E@ ௭ M8 ௭௭ - •ffiR ௭௭ @&*•m®ffiRM·$.A/BW•J Ƒ .lffl 6 ௭ H ௭ N* ௭ ffi ௭ •••½'· ௭ &tt ௭௭ ffiaaaaaft ௭௭ tt ௭ • - m:;r ௭ ••• ௭ ffi ௭௭ •· (e) Interest on the Loan shall be variable at the Bank ' s discretion and notwithstanding any other terms and conditions , I/We agree to pay to the Bank on demand at any time all principal . Interest and other charges which are outstanding and owing al the relevant time . Without limiting the generality of the foregoing, in the event of the failure to make any one monthly repayment on the due dale or any other indebtedness owing by me/us becoming PclYable or capab l e of being declared payable prior to Its staled maturity or is not paid when due, or I/we becoming insolvent or a petition in bankruptcy or for winding - up (whether voluntary or otherwise) being filed by or against me/us , or any attachment, execution or other process is levied against me/us , lhe Loan, accrued interest shall become i mmediate l y due and payable . A stalement or demand (in whatever form the Bank deems flt) issued by th! : ! Bank shall be c on c l usive eviderice of the afTIOunt due and owing to the Ban 7 reJudice ( ƒ Page1of6

0 N 0 g ::, I :::, ::; ;5 to this condition, on the day after each monthly repayment due date, a monthly late repayment charge (which shall be deemed to be a whole month) of 4.5% per month (minimum HK$100) will be imposed on the total of any monthly repayment amount then overdue. Rn •rn Ŷ fi - --- •ffOOR® Ŷ bffi Ŷ oom •*NBfi Ŷ ttWfittffOOffiMmlli•*ffi· - fi HM - * ffi& li!f - :ta1* - ;fLJ,'&,&R1tlll1Hf · tt:fr Ƒ l l'tiiiJ>c:a1ml;ti1itt®JlUT · *A!Bfitt¥UJ!JlBw*W11ff1oJ - J1JlffiJ=liUU · † 1*NB.a{JfffoJR1tll mttffi J1JlB2iiiJ -- H † 1 · - ®·• rn † 1 J1Jl Ŷ H *H· † X*A!gfiR - † X1tllAfi*A/gfimllim••··(:fa• † l NWi:s) $ · † 11tllAI1*.A./gfimllimoJ l1 - =mtE11•R1t!Jlj)¥; · JlUJ;UJ - RIUHU, - &ff1oJ*tUUJi:TI. 0¥UJ!Jl Ŷ 11 · i fi llis{Jfo.i * •rn••*1m Ŷ fiwa ŶŶ B{Jfflrt) Ŷ a*A/gfifi Ŷ fi ns{J Ŷ ffl•tt::i::E•*•m T - ttffi!=lffin J1JJaa1 B - *Am• • ■ ffi Ŷ J1Jl*HB{Jff00ffiJ=lffibB Hfflfiffl Ŷ ttffiJ=lffibB 5%a1ffiJ=l Ŷ J1JlffibR( - MlOO - :f - @J=l m - @J=ltt ) · (f) Fees and charges on the Loan shall be variable at the Bank's discretion from time to time. I/We agree that the Bank is authorized to debit my/our repayment account for the fees and charges at time of each monthly repayment. IUfl.&l&li::f:B rn Ŷ fi •I • • *A/1%g Ŷ £ fi ffiM Ŷ *NBfia1ffiR D ffiJ=lffiRffit Ƒ •R®Rm.&L& · (g) To protect both myself/ourselves and the staff of the Bank and to help resolve any disputes between me/us and the Bank, the Bank may (but shall not be obliged to) record and I/we hereby acknowledge and agree to the Bank recording, all telephone conversations between the Bank and me/us and instructions given by me/us to the Bank, by writing and/or by tape recording and/or any other methods as the Bank may determine . The Bank's record of such telephone conversations and such instructions given by me/us to the Bank shall, in the absence of manifest error, be conclusive and binding on me/us and may be retained by the Bank for such period as it deems appropriate . .m71JF - llf*Ngg_&i fiffttj,i · .&mWJHFM*A!Bfi H fi2Fs9a1S¥ 1 · fflfi J.. I 11:l.wR•ff) J..:.Z Iffi.&m !f<'/1,.&/• fi; a{Jff1oJR 1tllnii · ici!J< Ŷ fiW*A!Bfi2Fs915fi i:slffii5.&*A!Bfi Wfi llia1ffi5r,;*· A/gfi Ŷ i!.',M ŶŶ fi1'Flli...tm1 ct!J<• iHrIUl!!l i5 lffi .&*A/gfi Ŷ fiBllia1ffi5r,;M a1 -- - --- w •mwfi*NBfifi * ·W m - fittRma Ŷ • J1JlOO - (h) For my/our convenience, I/we hereby authorize the Bank to disclose the following data by telephone to an enquirer whom the Bank genuinely believes to be me or any one of us (and for this purpose the Bank may require the enquirer to provide my Hong Kong Identity Card number(s), the Loan amount applied for (rounded up or down if necessary to the nearest thousand dollars) and any other information as the Bank deems fit for verification of the enquirer's identity) ; Loan approval status (approved, pending or rejected), and, if approved, the exact amount approved, the interest rate, the loan repayment period and the drawdown date . .m*A/Bfis{Jn ·*A!BWHM ŶŶ fi - fi•N fflffi•*A•BWffOO - Aa1 - T • (.m Ŷ fi - * ffl*Aa1W - -- •$aRbB( ••·...tT• Ŷ Mllia1 ).& Ŷ fi.mamm a1 - 9Wa ŶŶ a1ffOOR1tll.M) ;RR m• Ŷ (BfilM - ffifil - fil) ·YWB fil - ·BfilMRBR - $ - ffibJIJl.&mBBJIJl· 3. Other Advances !tfl!!lUJ: (a) I/We shall pay to the Bank on demand or on their respective due dates all sums paid or advanced by the Bank to or for the account of me/us or any other person at my/our request and all other sums of whatever nature for which I/we may be indebted or liable to the Bank on any account or in any manner whatever and whether alone or jointly with any other person . *.A.;gglJ!fj fit IB •*ffi•n a¥UJ:!Jl Ŷ 11 B J!Jl m fi3z:11Wfi Ii! *A!BW•*B *.A./gfi † , \ :ff jiiJ 1tllA 11 † !BR'T *A!Bfi.H:1oJ 1tll.A. † 1M*NBfi.ff001tllA2 nB rn•a'T2 - WBmW*.A./Bg ffOO - ffOOnrt Ŷ a••·· ff 1tllA - fi - •ff Wfi3z:H2ffOOtt•2 - WR1tllRm• (b) If I/we overdraw any current account with the Bank I/we shall be obliged to repay on demand the amount so advanced by the Bank and to pay interest on the daily debit balance monthly or on earlier demand, and interest not paid when due may be debited to the account . *A;sgfi tt Ŷ fi 2ffOO* - - - tt Ŷ fi Ŷ lli - *ffi Ŷ ffi Ŷ fiR'T2nmw HBttfflnDR2 -- - •mJ=l•ffi •*E 3z:H - J1Jl*H2 ft ffl ...t E · 4. Right of Repayment Demand }1Bi} 1J:fff IMJe agree that all my/our obligations to the Bank including, and without limitation to, all amounts outstanding under the Loan plus all accrued interest and any fees and charges outstanding shall become immediately due and payable upon demand by the Bank at any time at its sole and absolute discretion and I/we shall be liable to pay in full immediately such outstanding amounts . *NSS Ŷ *NgfiJH fi 2 - tJJ ReHMfi : lUJ 2 ' . A' . ixRR Ŷ HU, - . & 1 f 1 oJ lm - /' 1 HDL& · m fi fHmB • * : rr O ¥ UJ!JlR 3 z : 11 · * A/gg Ŷ • ff Ŷ fi H W 2 - · 5. Interest lU, , All moneys expressed to be payable by me/us to the Bank shall include interest payable thereon . I/We shall pay interest on such moneys at such rate or rates as shall from time to time be agreed with the Bank or, in the absence of such agreement, specified by the Bank, and I/we agree to pay interest at the rate or rates so specified as if expressly agreed by me/us . Interest shall accrue from day to day and shall be calculated on such basis and be payable at such times as the Bank may determine in accordance with its usual practice . IMJe acknowledge that a higher rate of interest may be charged on amounts in default and such interest shall be payable by me/us both before and after judgment and, in the absence of any agreement to the contrary, may be compounded at monthly or longer intervals or if applicable at the end of each funding period as selected by the Bank . A certificate issued by any of the Bank's officers as to the rates of interest payable on any such moneys shall, in the absence of manifest error, be conclusive and binding on me/us . 5 r, ; · • m*NBfi 3 z : H'Tfflfi 2 - WRm Ŷ @ n • rn 2 • ·*A!B li!W : fffiWfflfi 2 • - (tt* 2 - T) Ŷ fim 2 • 3 zrn ... t nm 2 • ·*A/gW Ŷ w ... t m 2 • 3 zrn • - • w • • m*A!Bfi 5 r, ; • - ••• attww tt • ·tt Ŷ fi m • - 2 ffiM H·*A/Bfi W - fi -- J 1 Jl Bi . & • &R 2 - ,& g • - m*A!Bfitt W - H - † RffOOffl & 2 m - ffi Ŷ fi Ŷ mW!=l † !m & 2 ffiJ 1 JJ 1 Ŷ mffi)ttmea • J 1 JJ *ffl • tt • · • fiffOOfflRIBa 2 1 m ... tm 1 ffooam Ŷ rn • 2 fflSftl · RSftliUt !Jl · JlU . m Ŷ is % fflSftlwi 1 *AIB fi i . \ {J* • 6. Fees and Charges &l=ll& & Without limiting the generality of clause 2(f) :i “ +r Ƒ JP 1UJ: 2(f)B fl!Ui1itt/W - llff I/We agree that all fees and/or charges related to SME Financing Guarantee Scheme • Special 100% Loan Guarantee Term Loan are subject to the variation by the Bank at Its absolute discretion from time to time. $A/8fl!1 !U/i 1YJm,q,1J1:i11M!iilflif!iatl!J f!iH :tU J q,,J1:i1 SMl.i:•l'.ll;J HHliffl.&l&R · E!:lilH'r+lfi¥ tU91Uf:lER:ie& • - .Jo ( ƒ PaQe 2 of6

7. Set - off and Lien tUl!iJHli'IUI Without limiting any general or banker's lien, right of set - off or other right to which the Bank or Standard Chartered Bank (including all Its branches), the holding company or any subsidiary or associated company of Standard Chartered Bank (each a "Bank Group Company") may be entitled, the Bank shall have the right and is authorised to the fullest extent permitted by law, without notice to me/us or to any other person, to set off and appropriate and apply and I/we authorise each Bank Group Company to transfer or release to the Bank or lhe relevant Bank Group Company upon request, any credit balance in any currency on any account {whether subject to notice or - not and whether matured or not) of me/us or of any other person with the Bank or any Bank Group Company in Hong Kong or elsewhere to which I/we may be beneficially entitled against any of my/our liabilities to the Bank or any Bank Group Company under these terms and conditions or in respect of any other agreement or transaction, whether actual, future or contingent, and the Bank and any Bank Group Company are authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary for this purpose . The Bank and any Bank Group Company shall have a lien on all my/our property which may now or hereafter be in their respective possession or custody whether for safekeeping or otherwise . • Ŷ fi·••n Ŷ fi(@MRffi ௭௭ fil••2 ௭௭ 0 ௭ •aw ௭௭ 0 ௭ • ௭௭ 0 ௭ ( ௭ • ·•n• ௭ 0 ௭ · ) ௭ •m ௭ 2Hw - ••• 62 ௭௭ m•m••··®· ௭௭ - - 6 ௭ mtt•m•tt$• ௭௭ 2 - W ௭௭௭ - -- •n@ ௭ *A/ ௭ W - ffW®A· ௭ *Al ௭ W - ffWR® Attoo• ௭௭ *N ௭ - ௭௭ m ௭ •tt Ŷ fi&ffWBIT Ŷ ௭ 0 ௭ mtt• ௭ •ffW® ௭ 2ffW ௭௭ (·· - ௭௭௭ @ ௭ A••· ௭௭௭ ) ௭ ffWWm 2aw• ௭ - ௭ - ௭ - - ௭௭ *A/ ௭ - - ௭௭ R®Att ௭௭ - •®A ௭௭௭ - - m• - mm• ௭ m*N ௭ Wtt*••& ௭௭ - ௭ - - ffWR® • ௭ - ௭௭௭ •fi•Hw•n• ௭ 0 ௭ 2aw• ௭ ·••• ௭ ·*••• ௭ ;*N ௭ wnm•• - •n• ௭ 0 ௭ • ௭ * ௭ •ff• ௭௭ •n• ௭ 0 ௭ M ௭ •a&HW Ŷ w• ௭ · - fi&ffw•n• ௭ 0 ௭௭ - ௭௭ - ffW ௭௭ - ௭ - - ௭௭ - ௭†௭ ffi ௭ 2R® ௭ m• Ŷ fi&ffWBIT Ŷ ௭ 0 ௭௭ RmR• ௭ - ௭ - ௭௭ •tt•( Ŷ - ௭ tt ௭௭ - - ® ௭௭ )2*N ௭ W - WM ௭ m ௭௭௭ - · 8. Payments si:f - !IJrJ (a) All sums payable to the Bank by me/us shall be paid without set - off, counterclaim or any other restriction or condition and free and clear of any tax or other deductions or withholdings of any nature . If I/we or any other person shall be required by any law or regulation to make any deduction or withholding on account of tax or otherwise from any payment, I/we shall, together with such payment, pay such additional amount as will ensure that the Bank receives free and clear of any tax or other deductions or withholdings the full amount which the Bank would have received if no such deduction or withholding had been required . *N ௭ • ௭௭ - fi ௭ rn2 - wmm ௭ rn• ௭ •m Ŷ ·& ௭௭ •awR® ௭ •••#· ௭ •• ௭௭ &ffWtt ௭ 21fwmm•n®m•M•mm -- ௭ ffW$•••M• ௭ *A ௭ W - ffW®A ௭ m••·® ௭௭௭௭௭ ffwmmBfiffWIDM•MID·*A/gW ௭ tt ௭ rn ௭ • - - †௭ M *•• - • Ŷ 61& ௭௭ • ௭ •• ௭ 2m••mmR Ŷ fi•1& ௭ 2 ௭ wmm( ௭ •• ௭௭ &ffwmm•n®m••mmmi • (b) Any moneys received by the Bank in respect of my/our obligations to the Bank may be placed and kept to the credit of a suspense account for so long as the Bank thinks fit, and in the event of any proceedings in or analogous to bankruptcy, winding - up, liquidation, composition or arrangement, the Bank may prove for and agree to accept any dividend or composition in respect of my/our outstanding obligations as if there had been no suspense account or no credit therein . Ŷ 6M*N ௭ • ௭ - 62 ௭ Rl& ௭ 2ffWnm ௭௭ AA ௭ A ௭௭௭௭ 2 - ௭ - M ௭௭ - 6 ௭ - @ ௭ - -- · ௭ B ௭ ffW• ௭௭ ffW Ŷ - ௭ - - ௭ - ௭ - ௭ M•a ௭ - ௭ - - 6 ௭ m ௭ *A/gW*• ௭ · - ௭ · - ·••am ௭ ff00 ௭௭ 2•• - ௭ - ௭ M - • ௭௭௭௭௭௭௭௭ • ௭௭ J.fff2ij'.m • (c) If any court gives a judgment in the Bank's favour for any amounts owing by me/us an d such judgment is expressed in a currency (the "judgment currency") other than the currency in which such amounts are owing to the Ban k (the "currenc y of account"), I/we shall full y indemnify the Bank in respect of all losses which it may at any time suffer as a result of any differenc e between ( i ) the rate or rates of exchange used for such purpose to convert the sum in question from the currency of account into the judgmen t currency and (ii) the rate or rates of exchange at which the Bank may purchase the currency of account with the judgment currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such judgment . ௭ fffiiJ ; !PJttt*A/gW, 6 fi ௭ 2 ff 1 iiJij' . J ௭ fFIB Ŷ fiij ௭௭ IF 2 ?#U 5 RJ .. j& ௭ HU 5 RB,EJ ௭ m ௭ 2 : ,j : ffl( "?#U 5 R ௭ ffl" ) : f : ௭ tt ௭ Ŷ fi fj' . J . fl 2 ௭ m ( "ff ௭ p ௭ ffl" ) · 2 'S : A/ ௭ - ௭௭ - 6 JEiU 1 Hl Ŷ fifffiiJD ; 'ill ௭ ffin t T ௭ U ௭ - 2 gm ௭௭௭ rnB ௭௭ 2 - tJH ௭௭ (i)* ௭௭ lffll'i : fflftf ௭௭ p ௭௭ t ?#U ;: k fflpfi ffl 2 Ill : $ & (ii)m'rl& ¥ UfflttilillU ௭ ff 1 iiJ?#U ;: k ௭ fl ௭ - g ௭ f ; r} ௭ ௭ 2 ij' . m • ௭௭ ERffliU 5 : k 1 elffl ௭௭ p ffl 21 li $ · (d) For all purposes hereof, including any legal proceedings, a certificate by any of the Bank's officers as to the sums and liabilities for the time being owing by me/us to the Bank shall, in the absence of manifest error, be conclusive evidence thereof . The Bank may debit my/our account with any sum which I/we am/are liable to pay to the Bank whether or not a demand has first been served on me/us . M*R ௭ 2 - W †௭ ( † MffW$ ௭ - ௭ ) ௭ *·•6ffW ௭ - ௭௭ *A/gWtt ௭ lfflMM ௭ Ŷ 62mmwa ௭ 2m ௭ - ௭ - ௭௭ m ௭ - ௭௭௭ ௭ ma,EJ · lffiiRll• ௭ Jc - :iE:i:1'. ௭ *@ ௭ Ƒ 2'S:A/gW· i!Hr ௭ * ௭ *A;•• ௭ - 1f ௭ MH'I ௭ f;j2fffiiJij'.mfllrnc*N ௭ W ௭௭ p · 9. Expenses : “ l The Bank may take such action as the Bank in its absolute discretion thinks fit to enforce these terms and conditions including without limitation employing any third party agent to collect any sums owing to the Bank . INVe shall indemnify and hold the Bank harmless from and against any and all consequences which may result from giving credit to me/us or performing any banking service for me/us and shall reimburse the Bank upon demand for any payment, loss or damage which the Bank may make or incur by reason thereof and shall upon request appear and defend at my/ our own expense any action which may be brought against the Bank in connection therewith . INVe shall pay or reimburse to the Bank immediately upon demand and/or the Bank shall be entitled to debit any of my/our accounts with all commissions and other charges usually charged by the Bank whether or not previously notified to me/us and all other costs, charges and expenses incurred by the Bank in connection with the establishment, enforcement or preservation of any of its rights, the charges of any third party agent employed as aforesaid, or the insurance or other protection of any assets held as security, or in relation to its liabilities or purported liabilities under any banking facilities, these terms and conditions or any other agreements or guarantees including but not limited to the fees and expenses of any legal advisers on a full indemnity basis (save and except that without prejudice to the generality to the foregoing, the costs, charges and expenses incurred by the Bank in recovering any sums owing by me/us to the Bank (including without limitation legal costs on an indemnity basis) shall be of reasonable amount and were reasonably incurred. Ŷ 6 ௭ Ŷ t! - lil!ll Ŷ fii!91 ௭௭ - @ ௭ a{Jfif!.JJ..j¥Ji.6*11;f - m&#JBJlU· €H ௭ HHP ௭௭ i.iffl ௭ :=n1t ௭ Al.!:l ௭ 1mff ௭ i ௭ 62ff1iiJmJ.fl · ௭ tt ௭ *N•wmma•••*N•WmMffW Ŷ fi Ŷ M ௭ - ௭௭ 2ffWA - w••·*N ௭ • ௭ m• Ŷ fiAR Ŷ 6 ௭ - ௭ 1f - ௭ tt•fi•t:e ௭ *M ௭ M Ŷ fi ௭௭ •••••fi ௭ • ௭ rn•a ௭ 2Hoomm - • ௭ ••• ௭ &m• ௭ *tt••••• ௭ • ௭ Ŷ fim ௭ 2HW$• ௭ ill ௭ t:e••• fiffl ௭ ·Rfflffi*Al ௭ W ௭ fi ௭௭ - *N ௭ W ௭ tt•fimt:e ௭ *M ௭௭௭ - fi ௭ rn••rn Ŷ 6mMl&&2 - WW ௭ AR® ௭ ffl(N•®Bm ௭ 2'S: A/ ௭ - - ௭ )U& Ŷ fiM Ŷ ௭ · - fi• ௭ MRttffW Ŷ fi ௭ RmT·*••& ௭௭ - ffWR® Ŷ ௭ - ௭௭ - ௭ 2ffOOm ௭ ••ttffW Ŷ fi ௭ R T·2'S:•m& Ŷ ௭ - ffWR® Ŷ ௭ - ௭௭ - ௭௭௭ - - fF•m ௭ M ௭௭ ffW ௭ ௭௭ - ® ௭ • - •·· ௭ ffW Ŷ fi ௭ R - ௭ ·*••& ௭ 1u•HWR ®· ௭ - ௭ smT ௭ •a• ௭ - ௭ - ffMB ௭ 2 - WR®Rffl·l&R& ௭ t:e( † M(@ ௭௭ tt)ffW$• ௭௭ 2 ௭ $ - ffl& ௭ t:e& ௭௭௭௭௭ ft ௭ A ௭ l& - ) - ௭ &(8) Ŷ 6 ௭ - - ௭ •oo• - ௭ m - l&R& ௭ t:e• ௭ *N•WHWM ௭ (@ ௭௭ E ௭ n•• ௭௭ - - tt ௭ mT - Ŷ fil.!:l ௭ *AI •wmrH'J ௭௭௭ Pfitlm ௭ •m · l&ii& ௭ t:e ( † t5f †௭௭௭ ti ௭ J1i'jl@:¥ ௭௭ tlf8q}iifi!ffffl ) · HU.it!:i 1Im:8' - J lll!J iiltl · i&ff.&$1:1:l:l l ε ( ƒ Pa e 3 of 6

0 N 0 £:! 8 :, 0 ..J C!i 10. Power of Attorney ffii! INVe irrevocably and by way of security appoint the Bank to be my/our attorney, with full power of substitution, and in my/our name or otherwise on my/our behalf and as my/our act and deed to sign, seal, execute, deliver, perfect and do all deeds, i nstruments , acts and things which may be required or which the Bank shall think fit for carrying out any or my/our obllgalions hereunder or for e ffecting any sale, disposal or other dealing by the Bank or for giving to the Bank the full benefit of these terms and conditions and of the security granted hereunder . INVe hereby ratify and confirm and agree to ratify and confirm any deed, instrument, act and thing which such attorney may lawfully execute or do . $ A/B :; i :: oJJIH,l!J!t!! tt& Kl : /IP't † ' . AEMHiM $ . A/B 2 ttJ!A · li tittJ! ·J .. $ A/B ' 8 fHx 1 t $ A/BW ( Jlll 16 J $ A/B 2 fii/JWfiM) · iHP · n - M - Ŷ fiT &moJ• •mfima a2 - w - - fia& Ŷ m - : fi*N•• *••& UfflT2ff ft •• Ŷ fi Ŷ fiff • - • ••® •••*••& 2 $ •& •*••& m 2m:11112 $ • Ŷ fi·LfA/S ffl m - • - fi••••· w m &l6J Ŷ m w • •tt AoJ•a$!t!! n• 2a 11 D . isclosure t!!l (a) All information provided by me/us and such further personal data relating to a person may be collected by the Bank from time to time before, during or after this application, and such Information may be used and disclosed for such purposes and to such persons (whether the recipient is located in Hong Kong SAR or another country, or in a country that does not offer the same level of data protection as Hong Kong SAR) in accordance with the Bank's policies on the use and disclosure of personal data . Such policies are set out in statements . circulars, terms and conditions or notices made available by the Bank to its clients from time to time . Th e collected data may be used in connection with matching procedures (as defined In the Personal Data (Privacy) Ordinance \ . /ifi El3:$:A/ •ti1 2'lU.ll;f!Jfflfi::f: *Ef3i1iiW • l!Jlr.,, 21trniz e l1ilA'.@.lifola'il1il!J!'J - 1 REla'il&cJ J .) ..{t/UU A “ ( ::f: tllB!:A i!HE i!i;t ! f.HlU fiili lfi · 3ll '1'£ ij!,l j!iUffi Ji ::f: i.iH'!t ;t! e * l · ffi fi lift tft ffl fi pfj ff /fl & tl1l ft fffil A Ji ij!,Ie ili ffifi Ŷ · 5 !!! i ili1Ul! naH'r ::f: icJ it;: A/ 4.!H n.l'l - iffi • IUU¼.&llllU!?xiffi i?'J • Pfil& Ŷ a'il'liW.llcJffl ac!H ij; ( :iE @AiU.li C Mil ) WiiJU) • (b) The Bank is authorized to disclose and transfer from lime to time all information in connection with my/our accounts and business with the Bank (including credit balances and any security given) to all or any of the following persons (whether in or outside Hong Kong SAR): ■ fi m ffi•M *N•• P&W Ŷ n • - •tt(@ffi p •&Mmm :ll!l ) Ŷ n& - ffi - if TA “ ( - '1'£ ;tH )lUfiiE5t W'i'S) : (i) Standard Chartered Bank, the holding company of Standard Chartered Bank and any of the offices, branches, divisions, related companies or associates of Standard Chartered Bank or the Bank; ■ fl Ŷ fi· Ŷ fl Ŷ fi E0 &ff Ŷ fi - Ŷ fl Ŷ fi ŶŶ a·Bfi - $M· 0 - A “ ; (ii) any actual or proposed participant or sub - participant in, or assignee or novatee of the Bank's right in relation to the Loan and/or my/our accounts;fffoJ,m fi Jt Ŷ fils'i Ŷ &;•;.t;:A/B F<P:t« † '!' - lil*WA• M *WAE! alAE! - M A; (iii) agent, contractor or third party service provider which provides services of any kind to the Bank or Standard Chartered Bank in connection with the operation of its business; and amfi• Ŷ rr Ŷ n•• •mifoo - • reJ!A - m•• •••m Ŷ ;& (iv) any financial institution with which I/we have or proposes to have dealings to enable credit checks to be conducted on me/us. ifiiiJWi.l>A/ -- W$A/BS Ŷ fi 8 M& m - Ŷ f.:t$A/BSBfi Ŷ B B - (v) any person under a duty of confidentiality to the Bank. Jt Ŷ fi iJiHf if ffiiiJA “ • (c) INVe also consent to the disclosure of any of its information by the Bank or any member of the Standard Chartered Group if required or permitted to do so by any law, regulation, court order or any regulatory authority in any jurisdiction. *A!BS@l6J · :sffiiiJ6J;:t•lttt!'.2;:t · ;UJ'l • s e •a • m *• fi - Ŷ fi• Ŷ n• aoo acJ Ŷ i.l>A/BS ifoo• - 12 C . lient's Consent ,Ei'9] (a) INVe consent and acknowledge that the Bank may provide my/our information to any proposed or actual individual guarantor or other security provider (or their solicitors) in respect of any credit facilities extended to me/us, including (without limitation): LfA/B Jol Ŷ wBfla · Ŷ fioJfolifiiiJf.:ti.l>A/• ••m@ li'i.Jfl! l@IA.JfH!i(A•n1tll:1111 •1#A. ( † !R &ili) •m*A!BS fffiiJ if.'4 · R'+'@1i!i ( i † . li ) : (i) any financial information concerning me/us; fi *Al•Se{JM&jl: ; (ii) a copy of the contract evidencing the obligations to be guaranteed or secured or a summary of such contract; li Pfitfii!i( & afe: IU*•liil•; (iii) a copy of any formal demand for overdue payment which may be sent to me/us after it has failed to settle an overdue amount; and (tt*NB *• Ŷ MMm m T)BM*N•S ifOO Ŷ M M rtM•* Ŷ ;t;& (iv) from time to time on request by the proposed or actual guarantor or security provider, a copy of my/our latest statement of account or other information showing my/our financial status of the Client and/or credit facilities extended to me/us. ( ttmli•'l'l!fil Jfii!i(A•:ll!l lii A :;i::ei} *M) 1;1 $A./ Sa%HJr F<P a -- ® *A.!. M&1j!j &/• fol*A!BS l'limm @am Ŷ n1t!!•i1,.;1 • (b) Subject to applicable local Hong Kong laws, you hereby consent for the Bank or any of SCB Group Companies to share your information with local or overseas regulators or tax authorities where necessary to establish your tax liability in any jurisdiction. m!ll ;t! tt!l ffl;:t · T M l6J - Ŷ fi - ifOO Ŷ fl Ŷ fi Ŷ 0 '1'£ - Tttff $·· Mm a •M·R -- * • m•ma$M •MT - (c) You agree and undertake to notify the bank within 30 calendar days if there is a change in any information which you have provided to the B MTJoJ Ŷ n - :sMTfol Ŷ fi Ŷ m aoo• a i ·MTa 3O@B B2 - fi· (d) Where required by local or overseas regulators or tax authorities, you consent and agree that the Bank may withhold, and pay out, from your account(s) such amounts as may be required according to applicable laws, regulations, agreements with regulators or authorities and dlrecti v «.,s . :s † !•*•• • - m Ŷ $MM'.AE· Tl6J ŶŶ fioJffl/Jl ffl$• - •m - ••· • - m $M mffl - &ffi MT EP ffi &5[1 - toJij& ffi w • 13. Notices iU Ƒ Any notice required to be given by the Bank to me/us shall be deemed to have been so given if addressed to me/ us at our address as may be notified to the Bank in writing by me/us or appear in the Bank's records as my/our last known address . Any notice delivered personally shall be deemed to have been given at the time of delivery . Any notice despatched by letter postage prepaid shall be deemed to have been given immediately after posting . Any notice sent by telex with answerback or by facsimile shall be deemed to have been given at the time of transmission . Pa e 4 of6 ff ௭௭௭ El 3 Ŷ 6 ௭ M*A!SW 2 Ŷ ௭ ·Blliffi ௭௭௭ *A!SWM ௭௭ A ௭ filM*NSW ௭ 00 Ŷ Ŷ 62 ௭ fil - Ŷ fi ௭ B ௭ ® • M Ŷ 6 M ௭ 2 * N ௭ W ௭ fil - ௭௭ - - B ௭௭ rn • ffOO ௭ A - ௭ 2 - ௭௭ tt - ௭ MmaB ௭௭ M - Ŷ R Ŷ • Mrn 2 ௭௭ alli 2 ffOO Ŷ ௭ rn •• oo ௭ m • e ௭௭ rn - •• ௭ m@s ௭ • 2 ௭௭ - ffi ௭ alli 2 ffoo Ŷ ௭௭ ttalliMmae ௭௭ rn - 14. Governing Law and Jurisdiction fflll ll!P.!fftUV These terms and conditions shall be governed by and construed in accordance with the laws of Hong Kong SAR and I/we hereby irrevocably submit to the non - exclusive jurisdiction of the Hong Kong SAR courts. *1U.UH.llllllJ ௭௭ ;l!;tif'@'!lfilZmllt ௭ ;l!$1f ௭ fiM ௭ · *A/e?iW1 ௭ Jlc::f oJrnHJ!J!tllijli!itE ௭ ;l!;tllit3 ௭௭௭௭ 21Hltfi · 15. Miscellaneous Jt{tl! J.R (a) This is a continuing agreement and all the rights, powers and remedies hereunder shall apply to all my/our past, present, future and contingent obligations to the Bank, and notwithstanding any intermediate payment or settlement of account or any other matter whatsoever . *1 ௭ wt&JlllllUMm12a Ŷ : W*iUUH.llllllJfflBF.12filflll ௭ - }SJm2:IBJljl; *i ௭ l¥J.:&t.;!lllllJJjlrf2 - tJJ.llJ - tfi:tJ.:&M:f.1:n;t@ffl;/j ௭ *N ௭ WI1 ■ fi2 - mRa - mM•**.:& ௭௭௭ - - ௭ - filfl!lR Ŷ tt Ŷ fimM• ௭ •n Ŷ WftRAR ௭ ffl ௭ 2ffOOK®filflll·lltZM Ŷ WR® Ŷ Wmflll ௭ *2fil# · ௭௭ - M ௭ rnffoom•• ௭ - ffOOM † ·•7MffOOR®•R·*••.:&t.;!ll ௭ oJ ௭ U - 6 · Ŷ ௭௭௭ EB - 6 Ŷ SffOOR®filflll• Ŷ flj . (b) INVe shall immediately upon demand by the Bank and at my/our expense make, execute, do and perform all such further assurances, instruments, acts or things as the Bank shall from lime to time reasonably require to perfect these terms and conditions and the Bank's title to the security hereby constituted or intended to be constituted . *N ௭ • ௭ tt Ŷ 6&lli ௭ *R ௭ OO ௭ fi - Ŷ IT - fflli.:& ௭ -- 6• ௭ *••.:&t.;HJ ௭ A•fi ௭ El3*••.:&t.;HJ ௭ m - •tt ௭ m•mflll2M ௭ - ௭௭ ௭௭௭ ::fffi8 ௭௭ *2 - fflR® ௭ m - ௭௭ - fia•••·RfflEl3*A! ௭ W ௭௭ - (c) Each of the rights, powers and remedies given to the Bank under these terms and conditions shall be cumulative and in addition to all other rights, powe - rs and remedies given to the Bank by virtue of any ot 11 er security, statute or rule of law or equity . Where from time to time any specific agreement is concluded between me/us and the Bank and is intended by its terms to govern a particular transaction, such other agreement shall apply to such transaction in conjunction with these terms and conditions . If there is any conflict between such other agreement and these terms and conditions, the terms of such other agreement to the extent that they are valid and enforceable shall prevail in respect of such transaction . m ௭ *••.:&E ௭ M ௭ Ŷ fi2 Ŷ • - ௭ - - :tJ.:&Mft:nita Ŷ m2• ௭ - - :tJ.:&Mftnit·filZME13ttffOOR®filW - $M•it1f ௭ lllJ· ௭௭ $ - ௭ M ௭ Ŷ 6 - mn®• ௭ - m:tJ.:&Mft:nitU*2• ௭ -- :tJ.:&Mft:nit· ௭ *N ௭ W::fRA Ŷ 6fiilffOOffiRBffiU.:& Ŷ 9 Ŷ 2 †௭ ௭ - -- ௭ - - ffi ௭௭௭ ooua ௭ - ௭ - - ·®·· ௭ - *••.:& ௭௭ - m•mtt ௭ •ffi ௭௭௭ - ௭ - -- ® ŶŶ A*••.:&• ௭ g ௭ - ௭ mtt ௭௭ AoJafi2• ௭௭ · •k• ௭ • ௭ g Ŷ u Ŷ wnm Ŷ •2••••· (d) Any forbearance or delay by the Bank in exercising any right, power or remedy shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof and no course of dealing between me/us nor any waiver in any one or more instances shall be deemed a waiver in any other instance . Each of the Bank's rights, powers and remedies shall continue in full force and effect until such rights, powers or remedies are specifically amended or waived by an instrument in writing executed by the Bank . ■ fi ௭ ::ffi ௭ &fil•fi ௭ ffoom ௭ - •:tJ• Ŷ a:nit::f Ŷ m•• ௭ ••• ௭ - Ŷ :tJ& Ŷ B:nit·• ௭ •Mffifi ௭ ffoom ௭ - •:tJ• Ŷ •:nit::f ■ Ŷ B - ௭ fi ௭ Ŷ W Ŷ ௭ - m:tJ• Ŷ ft:nit·*AfflW2 ௭ ffOO ௭ & ௭௭ - ttffOO - ௭ -- ௭ - ௭ T2ffOO• Ŷ ௭ •mattff ௭ R®ffl ௭ T2••· Ŷ 62 Ŷ m• ௭ - •:tJ.:& Ŷ B:nit ௭௭௭௭ ffi ௭௭ - • ௭ ••• ௭ - m:tJ•••:nitW Ŷ 6 Ŷ ௭ 2 ௭ oo ௭௭ ffi ௭ U•n•• ௭ - (e) Any provision in these terms and conditions which is invalid for any reason in any jurisdiction shall be ineffective only to the extent of such invalidity and shall not affect the validity of the remaining provisions hereof or the validity of such provision in any other jurisdiction . Nothing in these terms and conditions shall operate so as to exclude or restrict any liability, the exclusion or restriction of which is prohibited by the laws of Hong Kong SAR . *••.:& ௭௭ 2ffOOM ௭௭ nttffoo ௭ •®BR ௭௭ - tt - ௭ 2• ௭௭௭௭ - - ::fE ௭ *••.:& ௭ llUX•• ௭ 2 ௭௭ tt• ௭ - - ௭ ttff ௭ R® ௭ - ௭ B2ft ௭ fi·*WD.:& ௭ m2ffOOM ௭௭ fiRMM::fa ௭ g& ௭௭ ffOO ௭ ff· ௭ Ŷ W ௭ ff2 ௭ g - ௭௭௭ 3 ௭ W;l!$1fMB ௭ · (f) Nothing herein shall impose any obligation on the Bank to provide or continue any banking facilities or other accommodation or services to me/us, and these terms and conditions may be terminated or discontinued forthwith by the Bank at its absolute discretion with or without notice to me/us . *••.:& ௭௭ 2ffOOM ௭ ::f - ௭ OO Ŷ fiffOO ௭ R·U ௭ *N ௭ ••m• ௭௭ - mff00 Ŷ 6 ௭ R ௭ R®•·· ௭ •·*••.:& ௭௭௭ - - fi ௭ ௭௭ - MM ௭ - ௭ M ௭ *A! ௭ - - ௭௭௭ oo•fr - ௭ fr· (g) The Bank may, at any time and at its absolute discretion, by notice to me/us vary, amend or supplement any of these terms and conditions (including without limitation, the basis of calculation of any interest, charges, commissions or fees) . Such variation, amendment or supplement shall take effect on the date of the notice setting out details of such variation, amendment or supplement or, if later, the date specified in the notice . ■ 6oJmR ௭ - - ௭ M ௭ *A!SW ௭௭௭ - ௭ T ௭௭ - ௭௭ - - ௭ - - ௭௭ - - (@Mffl ௭௭ ttffoo ௭ • - •m - ௭ - - ௭ - ௭ tt - ¥W) · - ௭௭ - ௭௭ - - ௭ - ௭௭௭௭௭௭௭ - ௭௭ - - ௭ - ௭௭ B ௭௭ - ௭ MW ௭ B ௭௭௭ ( ௭ B•M•) · (h) These terms and conditions shall operate for the benefit of the Bank and its successors and assignees, notwithstanding any change by way of amalgamation, consolidation or otherwise in the constitution of the Bank or of any such successor or assignee . The Bank may assign or otherwise transfer all or any of its rights and interests under these terms and conditions and any transactions to which these terms and conditions relates and/or the goods, documents and other properties in respect of which the Bank has a security interest and may deliver the same to the transferee(s), who shall thereupon become vested with all the rights and powers in respect thereof which were formerly vested in the Bank. The Bank shall be released and discharged from any liability or responsibility in respect of the goods, documents or other properties so transferred, but shall retain all its rights and powers in respect of goods, documents or other properties not so transferred. Ŷ R8i# - ௭ a - •® ௭ oJ ௭௭ - fi - •m ௭ AA ௭௭ A2 ௭௭ a ௭ ffOO ௭ ft·*••.:&• ௭௭ ffltt Ŷ fi.:&Rffl ௭ AA ௭௭ A2 ௭ - · - fi ௭ ffm&IB ௭ Rtt*••&E ௭ .:&w*••.:&E ௭௭௭ 2Hoo ௭ ••T - m•ffoom ௭ w••.:&(&) Ŷ 6m ௭ mflllm•2•• - • ௭ .:&n®M• · •oJ• ௭ - † - ௭ rn ௭ mA• ௭௭ · UM ௭ Ŷ 6M ௭௭௭௭ - † m2 - mm ௭ A Ŷ :tJ ௭௭ mAM ௭ ·•fi ௭ tt ௭ - ff ௭ 2 • • - - ௭௭ - ®M•2ff oo•• ௭௭ ff• ௭௭ ••• ௭ • - ௭௭ ·•6 ௭ tt*ffl ௭ 2•• - • ௭ •n®M•m ௭ •• - m• ௭ wm:tJ• ε ( PaQe5of6

16. Chinese Translation g:i)t)t:,$: IM/e agree that the Chinese translation shall not apply in construing these terms and conditions and that the English version shall govern for all purposes. :$:A/B i6J · m 2ls:11/i \ i .&Jil!l UO;jcp)t i:zslfi.,f::JOO/fl · WJt - tJJ † iml † liU.) :Zx21s: &! · Issued by Standard Chartered Bank (Hong Kong) Limited 1 “ 1;: HHtH:r ( * ) P 05 - l J 0 N 0 9 : I 0 ::; a \ '11J ( ƒ PaAe 6 of6

Standard Chartered Regulatory Compliance Statement (the "Statement") 1. Disclosure of lnfonnation The Group ("we", "us" or "our") needs to use and share client information to operate effectively including in connection with our provision of products and services to you and for the purposes of client servicing We will keep information provided by or relating to you confidential, except that we may disclose such information (i) to any Bank Member ; (ii) to any Bank Member's professional advisor, insurer, insurance broker or provider of services to facilitate the Group's operations and provision of products and services across multiple countries (such as operational, administrative, data processing and technological service providers) who are under a duty of confidentiality ; or (iii) as required by Law or any Authority . "Affiliate" means, in relation to a company, any of its subsidiaries, holding companies or any other subsidiaiy of any such holding company and (where applicable) any representative and branch office in any jurisdiction . "Authority" means, government, quasi - government, administrative, regulatory or supervisoiy body or authority or court or tribunal having jurisdiction over any Bank Member . "Bank Member" means Standard Chartered PLC or any of its Affiliates and "Group" means all Bank Members . "Law" means any law, regulation, rule, directive, order, request, guideline, sanction, embargo and restriction of or agreement with any Authority . 2. Privacy To comply with applicable Laws and in the course of providing products and services to you, we will need to collect, hold, use and share Personal Information of your Data Subjects . Our Privacy Statement ( https : /twww . sc . com/en / priyacy - policy . html ) outlines how the Group processes Personal Information . You agree to make your Data Subjects aware of our Privacy Statement . "Data Subjects" means all individuals whose Personal Information we receive in the course of our banking relationship with you, including your direct and indirect beneficial owners, directors, officers and authorized persons . "Personal Information" means any information relating to Data Subjects . 3. Compliance with Laws and Financial Crime Compliance The Group is committed to complying with Laws (including applicable financial crime compliance laws and regulations such as those related to anti money laundering, anti - bribeiy and corruption) in all jurisdictions in which the Group operates and the Group will not obliged to do anything if by doing so it would or might cause the Group to breach any applicable Law . Jti"g :ijl,f!a}l C7' r - t{laJl J ) 1. ttsif , - fli'J!f1'1 '<.i!f f l,e er Ƒ tt't:* fo.l f;;'i!' ƒ t ijii?.,W B. g · tJ.:B.mWc:g:p_ijfU >i lr.T - • **ill( ·· ll'r .. 11',a ·· )m !t.Ea:B.* JSjj'f. - , 1 !t:tn: - iT - fo.l"t:fi'm:(:tts'.Y,C'f.4 '%1UJ/' † jT - EJ'J N · ftil''l t.e.1 l'f: \ '.t.'w!I • ·Jttt11'FiJiigtf!:nf'l - ru - Fl - (i) rfffiiJ't: ff : (ii)MfffffaJ't:fiP,t:, s·:riJ* s.F Ƒ 5, :ifflj!;I,, f 'J /G!2 /Jt}i ƒ t:* 1:E!J, ii - !lo.m:!M i?"Ei'J † l fi f:jt fl'ij ( tl{iO'g7, i fijf),: J I fONmB.m:!¾ll! fi!5,) !.'J. ..t - e - 1:m·, mm·r •ff: .(iiiltft Itcit t /:r1oJ , *' r• 0 Jffittff® $ • M ff irt l:: 'j: g ' fffiiJ;!tftll&'r g li.itl:: Z lt & ( 1.!D!.rfilffl l / “ 1oJf - 1:'. :B.B6ii$$1li&, ';i;rai J t † llffiaJ't:6 AHig'6j; - t:i,l,H1'3i!Jlf,J #if): !ff, f'r z, f, \ '/,' 1li r m • • ffij91[; 1jj; † \ '(Ji ' , *fiiilt J rn:.in*w1mr, EJ*:jtf “ faJ11t,tll1v2: 51 · mi r Ill J i'ielJi1T'%'t:ffR • r ;tj91J J t † (ffiiJ FPJB'J/fiiiJ5t:,1 !t::i'll. ' l'll.!l!J' ti † 7J';, rn - # - , j(, t1E!I - u , , liiUfDWff:foJ f,j5 1Ril'Jt ' fMI 1f P>FsfJT - Wffia'dM † fmEi'J!t;fi q:, • :%J.l! ffi .it: 2. fJU • rtifi:8/$ 4 * · I' ƒ ff,'l ifffi & HZ - 14 $ AEi'J@ A. ft - ft1F s'Jf:!..f,. . J:l( htlps://www.sc.com/en/privacy policy.html1ii'£!1lr.1 - t:*1ii1<D1oJ)%ai @Aj ;fi l • iT - P.I :e;g; iT - il'J'iff...f · ), ,tlf.u}H l'l'Jf:!..E YBJ,j ' r i J,l - $.A.. J tl † Ji!Tgft1f51:IJ r,,iT - Ei':H fr † B.fn i* 't ƒ PITf 4 ::!t@ A. NB'JP!Tf'l A. • J † 'lT - li'J1Hi&F61 m• ௭ •f'JA - •• - ௭ m••& ௭ •A “ • r 1!m).. t - 4 J t † f “ /aJ'%n - iH4 $ A.B'J N 3. 5t1?tl mw !ll n m 't:*li@:t:/J /@PIT'% 't:*ilf'l*t '8' Z 'aJ5t::.l®li'J ;:;!:;(JU ( † j'5 ffll'l'J£il!HB ri;m_it: uwm.{?,U {?U:¾DW iz;i, lz &&: 5's* † IUJB'Jit::f'iUJM'ijl,(9f1 • I ƒ iJ © Copyright 2016 - 2019 Standard Chartered Bank All rights reserved. RCS_HongKong_(Bilingual)_2019_v1 Page 1 of 4

Standard Chartered As the Group's ability to comply with Laws is directly linked to the conduct of our clients, we require you to comply with all applicable Laws, and conduct your business in a manner which will not place yourself or the Group in breach of all applicable Laws . If you become aware of any breach, or any action, investigation or proceeding brought against you or your subsidiaries with respect to any breach of any applicable Law in connection with our provision of products and services to you or matter set out in this Statement, you will notify us promptly (unless prohibited by Law to do so) . 4 . Sanctions The Group is obliged to comply with sanctions Laws including those of the United States, United Kingdom, European Union or any of its member states ("Sanctions") . Any breach of Sanctions may have a serious impact on our reputation, franchise, regulatory relationships and could impair the Group's ability to provide products and services to and enter into transactions with clients . As the Group's ability to comply with Sanctions is directly linked to the conduct of our clients, you confirm and will ensure that (i) you and your subsidiaries are not targets or the subject of Sanctions ; and (ii) no product, service or transaction (or proceeds of the same) involving a Bank Member has or will be utilised for the benefit of any person that is a target or subject of Sanctions or in any manner that would result in you or your subsidiaries or any Bank Member being in breach of any applicable Sanctions or becoming a target or subject of Sanctions , We reserve the right to not provide any product or service or process any transaction if by doing so it may cause us to breach the Group's Sanctions policy . 5 . Tax lnfonnation Compliance The Group has obligations under various tax information reporting Laws (such as the Foreign Account Tax Compliance Act) to collect information from our clients, report information to Authorities and withhold tax from payments to clients in certain circumstances . We may require you or your Data Subjects to provide documents and information for the purposes of establishing your tax status and that of your Data Subjects . You will promptly inform us of any changes to such documents and information or change in circumstances that may indicate a change in your tax status or that of your Data Subjects . If you or your Data Subjects do not provide documents or information when we request it, we may make our own decision about your tax status and treat you accordingly . We may be required to withhold taxes from payments made to you for onward remittance to applicable Authorities . )f• - t: lllm/lBi!MB'JiIBtJE:tiW::gps'Jfi tt - 'syffi m · ftfl'i H f'9ffi JOOl N::f9U, 1EL:J. 'i TlrZ"t: lil 58/'IT @ffl; - t.!'iUiln·:rt ,Til'J* f • :¾ Ƒ 1: IIIB'Jl:rioJ fl= JrZT' fl= JrZoJfIB i: tiHl&/:ffcJ ffl; - t;( U, **lil IJ;i! \ \ ilgf'F lrZ fF :I< Ƒ MT - † t:fll.Wftfl'5 i Ƒ l MTtlt(:J!:iU'c & B.gJrZw "$: 8 Jl pfi1U$1!: 1Ulll'Jfffo.J!.t.,& JrZfffo.J!JMT:lrZ HEi \ Ji;Jt Iii !i EJgtfffcJ@ffl;i!::f?Us'JJl&ffitlt t:l: \ ll'JWf,fii t ltlrZ ;:Z::if /¥ • MT t'#Ji:t.11:fU ( : - t;('iU .ilJ#s?I· i, 4. ;lilJ "t: lll i:Jtg .g,tu ;,t;('iU ' J!EB ' ' wt fffo.J /ffi.(rfiB'J/liUm; - t:('iU C ri1Jtitj 1 • ff foJJt&l!ltlm: oJfIBMffl". 1 ftfl'iBj 'i, mt Œ ' "g / ' oJiIBtJ! "t:* tf!:J!: ilI,mlHPz w::g;sm:r. - 7:. BjlffitJ · o':' ""$: /18/liUm:s'JfIB 1J ]H WJSB'Jfi;%ffi - 'tj'ffi IUl • /',1HW1rnX?.& %lii1 - lj?;(i) HfO Hli'JP/tlii EJ loitU B'J † 1t:)JA.; &(ii)iff - :&1:fi li'Ji.IJ'o, † B.f4 † JrZ:::Z, C lrZPt9"ffi “ .B'J4t i i3. JrZt T - tfffl/j 'ff jii_JJeJ - /iiUwH:l ;i;]J}.,_z.A. “ a'JflJ J:: ']rZP,/,(:ffii_J oJtIB - r :. iT imTB'J f 1 ' . 0 ' 5 JlrZfffoJ 1 : fi .. l,l . J 8 ff joJ ffl/liU JrZ e ; U? . rn JrZ ; i $ A . li'Jlt) : r \ : m < tt tr 1 flj?J,l'T - tlt f!l : Jz T - !i fr/ : f fo . JoJiIB tr 1 ! : Ui " $ ' . itU iFl :: lffll'Jiii : l"c B . t 4 † & : 'Z B'JftH , IJ 5. fR ;jaj.g - m_ **t111f x mR·;tff - 4 W5t.t?U c r:i - ,J1< Ƒ < >'l - 1Jt;srn 'nb - 'l;ll.5t, l J::%tUi4,1Ji fttr1 J5i'tJJl(f - i · i<'J1trcj ¥!IJli:Jf - 4&tE 1l55fft:t:'J:ft - f' JSa'Jit,1 q:,iD,IB f,lJ , =W : 11 ' 1 : lrZilfr ; JcMT : lrZ Hli'J if . ' - + 1 t A . tlti : J! :: x : i 4 f 0 $ 4 !?JJi : frMTftllmT f - 11 t $ Aa'Jf m* ; 5 i,', jT tMtfffoJ IUJ : x : ( 4 &,l,J 4 s'Ji : ' JrZoJfIB 7 f - 'lT - jT,lf - 11 t $ Attit % - !tili' . t : l : \ fJW .. ti : B'J $ 11 : !ffif . D'f 1 t{l,' 1 1<D iTJrZf':.jTa'J Jf - 41t$ A53. Jl!ftfl'1 :Jctltf:Jt::C i4:lrZ f - l · ft{l'1oJfIBl3 fr5RJEri.lTB'Jttitt :ki'iL · :fIEffl /l,!, J'fMTB'J - SJ$11, : flt11'1oJfi5tff ;Jc1:E:zWF - r:.jTll'Jitr g:, :t o ,I B tti :rJ'W.! Ƒ . l } ffi1trcjff::'.(fr'Eff, ' ( © Copyright 2016 - 2019 Standard Chartered Bank All rights reserved RCS_HongKong _ (Bilingual)_2019_ v1 Page 2 of

Standard Chartered 6. Client Classification From time to time, we may request and obtain information from you and/or third - party or public sources, to determine your regulatory classifications (or that of the funds that you manage) under applicable Laws . These classifications will be notified to you and used by us to comply with our obligations including reporting, business conduct, margin and collateral, and other requirements under applicable Laws . You will inform us immediately and in any event prior to entering into any transaction with us if any regulatory classification that we have previously notified you of or information (including contact details) that we have about you and/or the funds that you manage is known by you to be inaccurate or incomplete . Unless we receive notification otherwise, you shall be deemed to have (i) confirmed such regulatory classifications and that the information that we have about you and/or the funds that you manage is complete and accurate ; and (ii) agreed and consented to the Group reporting your derivative transactions with us to any Authority (including trade repository(ies)) . 7. Provision of Information You agree to (or will procure that your Affiliates and Data Subjects) provide such documents and information as we may reasonably request in relation to matters covered by this Statement . You will promptly info 1 · m us of any changes to documents and information provided to us so that they are up to date, accurate a . nd complete . 8. Sustainability We maintain various position statements on sustainability ( htlps://www.sc.com/en/sustainability / position - statements ) which set out the framework around how we manage environmental and social risk . All services and transactions provided by the Group will be in accordance with these position statements . 9. Termination and Suspension We may suspend a transaction or service or terminate a transaction, service or our relationship with you if (i) you breach any applicable Law or offend any matter set out in this Statement or (ii) by executing the transaction, providing the products and services or continuing our relationship with you, it will cause us to breach any applicable Law or offend any matter set out in this Statement . 10. Product Documents This Statement shall form part of any specific legal documentation governing a product, service or transaction that you enter into with us ("Product Documents") . In relation to any product, service or transaction under a Product Document, the relevant terms of such Product Document will prevail to the extent they are in addition to or inconsistent with this Statement . 6. .P 5:J' - '.ffi ft1f5oJ'llEWT m ffl5t:f1UltJ 'jTfD/ - = - :15''flJ / 3K: :1t& i& ;/'4 · tJ. lil5EMT - li'Ji';J!'g .B i c E,Z!mT - >gJj, : “ :1tr: - 'g nJ!i J, ft1fjg ffiM 'ff ntJ,i li BtJl!f.J,E † o'.'ilirrtt1r5 - e - r , t † ! † fil Ja, *'gti's,f r - 1J: &l&.rif%'flJJ;t F..15t ff li'J :;jt, :J;(o irf.D ftfi'jJltM f.D 'ffB':J/:ffoJ 'gf.r - ;tJt fttt'5 Ffr li MT - fO/ !)H'gI! : “ :il':Jwf - ! ( † j † JF#ise ,pf l T FileE,ZT'i',c 'ff!rft!PB f.Dft:1f, 5 litt ff fal•Jj/,n:t;.J[1£Wfltfi'1 !¼ff f5J' - Z, M!@f. Ƒ fl. - :1,1'5 i nx1f54ll:¥tl fr t , . Ƒ :a: tl!mT - l!!ttm e<illitill. IUJ'0i.'g B &iY;1f5Fli 'JTft1/ r,.H'gf! £ s'J f.+t 'i'c l'z !ii ; ::if:(ii)j'iij 2z'& i:: 16lff foJ ffiJ C † f † R% ;/Stial8Cfll[ l llli¥!iifflrf.ifdW!Wff li':J/5r IJ,t'), : 7 . flt £ 1 'ffj Ƒ j c !! % 'EiceMT - s'JijmiE : - 6 J& : f 4 JJA i t {#J il'ioJlltc . ,' :. - f : itJ,, i :: 5 'f . BJliiE B' : Jf † f ; ru, $ 1 i : f 5 /r : 1 t s'J :: Zitf 0 : f 4 · DffioJEfciJftfF t f : Jtli' . J :: Zft'flJ}H 4 " % ( : r 1 of : il!c . t ' j'"f!FJ t Oftfrj · ; t( :: Zit'flJJfr - fi - lf ; } Jr' t 1 'lli& 7 E " - 8. 'ilJMc* - 11 ttff%fi.!LT - e - r oJj.;¥;,tH'Js':J:u:• a; (https:/ / www.sc.com/en/sustainability/posilion - statements ) , 'f't.1:'1Uftil'5'gl£r iifB:.ri Ji \ J:{o:li':Jt , g i::* i f BJP/r ll!m2z1),¥,t mWJ1t :rr.:t Jfl F , j 9. ll:s.H!f1¥ Ƒ (ii ,"'f Ez:ffioJ! - @,EJN;;t u mt::lii<H,FJfir'1Uil':JH:ioJ 1,i: (ii)i fr re x."R,' t,'Ef:J:!: f;ru .l"o' !¼'l}i lft"f ftlf1W 'ffs'.JF.ru/fr - oJiiE izfF5 Ez:H:f 0 J!:®J'il i H !:RMJ J8i:: Fjpfr77Us':J(ff 0 J$1, i: fH5oJ'iiE fo/::Z - :R B. t , t'? - .il"Z. , !Jf¼'g W 1T - B':J1sru/t, 10. Jti!J: i::5iBJ:lmm 'ff Wn1f5 5,E 'g@8U Ro, gag ',ZJl,s'.}a':Jt JE:it1.f::Z{i \ = ( r _ii,fo {'I' J i a'.} - tlflf,tr .tifioJ@ o::ZitT - t (tli'Ji,:I HIH - , :4iJ ffRo::Z'itli'Jffl r;mf1lmn † . † '1 “ 1::iii 13 ,1 M W † ' t “ l Urf - i.'Z, Uk'l 6'o::Zfts'Jffl ruitMl;8s, - ε ( © Copyright 2016 - 2019 Standard Chartered Bank All rights reserved RCS_HongKong (Bilingua1)_2019_v1 Page 3 of 4

Standard Chartered 11. Language This Statement has been written in Chinese and English . In the event of any inconsistency, the English version prevails 12. Communication and Updates You consent to receiving this Statement and any other information relevant to you through various methods, including letter, email or our website (irrespective of such information being personally addressed to you) . Plea . Se read any such information carefully . Should you have any questions, we recommend that you seek independent legal and / or financial advice . The most current version of this Statement (including translations) is available on our website ( www . sc . com/ en/res/) . We may also provide other important regulatory information in relation to this Statement on our website or on any other website as notified by us . Where you have a Financial Markets relationship with the Group, information on the regulatory standards we adhere to and how it may affect you can be found on our website ( www . sc . com/rcs/fm) . We reserve the right to amend this Statement and any other important regulatory information provided to you on our website(s) . We recommend that you regularly review the information on our website(s) as it may be updated from time to time . These updates shall apply to our relationship going forv \ /ard and automatically . 11. \ if * †௭௭௭௭ W ௭ x ௭ Ŷ - ௭ a• - ௭௭ @ ௭ i,:ffi ௭ fffiiJT -- ¥ • !lUJ;J. ௭ x ௭ F - ii,:1'a ௭ · 12. ,l& JM H fl!mj 1 J 5 , t :. J - M {t,/' 1 ( 11 !J 1 : Efti 1 ' 5 il'J JT/iti 4 ? : i, : Ji : B,i : J&W Hffl!Ulil'Jff fiiJ : !eJ ; f&Jg, , ( T - g@ fg, , f€i 8 fti"MT) • fff . lllllil ff{iiJJJ : t)f ,ts,+ : l - lo/ 4 'i - T fffiiJJ . ,trc, 5 i 1 ' 5 ¼t MT ; j, : JiJ : l' . ! : 5 t :. lf &/ tfi ; ¥ :. ' *li:B}CJil'J:®}Ji F - [i,:(e11'3 l i,:)t ciJ1:Efti1'5il'J i'r6 ( www.sc.com/en/rcs/ ) • fd5i:tr.ciJ 'E1:Efti1'5il'J J!6 ff5Jm:r. Ƒ Mril'Jf:rfaJ;!tftl7, vtitif Wi - : s 1UJil'J:1etft!l '[g/g, , ' £ n ' ro, W "t lil /Mlx m i ffl r.m11itgtJ:* • ff5 /ifi1/iiilHt '[g & U iTZf. • iroJiti;;i 'fltff5 i'.'JS( WWW.SC.COm/rcs/fm )Z fflmm rn ƒ 'flt11'5fli',Wi/1lllJi - :Ji:8 - l † il'Jffif - lJR.1:Efi:ff5il'J i'!Mif1¾!';€;!4'i ril'JfffiiJ ftt '[gf † ", ,, f - \ ti1'5 MT5EWJ'iii;;i fi:11'5 \ 'r.sJ:il'J(g,'i:l, • 1315l fg, , ciJllli'i \ rttzT - 'l i1r • m' - l'!tJi!.@!Ffl1i 'itfl'm iiil'J Mt, • :;ltli † tv '0( . ε ( ƒ \ © Copyright 2016 - 2019 Standard Chartered Bank All rights reserved RCS_HongKong_(Bilingual)_2019_v1 Page 4 of 4

Standard Chartered Dear Customer, Collection and Use of Personal Data Thank you for your interest in our banking services . " For the purposes of securing or continuation of the banking services provided by us, you/your company may need to, from time to time, collect and supply to us the personal data of, including but not limited to and where applicable, any of your managers, corporate officers (e.g. authorized signatories and company secretary), directors, major shareholders, beneficial owners (e.g. sole proprietor and partners) and guarantors (the "Relevant Individuals"). In light of this, we enclose herewith the "Notice to Customers and Other Individuals relating to the Personal Data (Privacy) Ordinance (the "Ordinance") and the Code of Practice on Consumer Credit Data" of our Bank, and you are required to circulate such notice to the Relevant Individuals, if any, for their acknowledgement. Thank you for your kind attention and it is our pleasure to serve you Standard Chartered Bank (Hong Kong) Limited (H,is advice is a computer printout that requires no signature) ௭ ( © Copyright 2008 - 2020 Standard Chartered Bank. All rights reserved. Personal_lnfo_Collection_Statement_HongKong_(English)_2020_v1 Page 1 of 7

Standard Chartered

Standard Chartered Bank (Hong Kong) Limited (the "Bank")

Notice to customers and other individuals relating to the Personal Data (Privacy) Ordinance ("Ordinance") and the Code of Practice on Consumer Credit Data

(a) From time to time, it is necessary for *data subjects* to supply the Bank with data in connection with matters such as:-

(i)
   (i) the opening or operation of *accounts*;
   (ii) the establishment, maintenance, review or evaluation of facilities; and/or
   (iii) the establishment or operation or provision of products or services offered by or through the Bank (which include banking, cards, financial, insurance, fiduciary, securities and/or investments products and services as well as products and services relating to these);

   (collectively, *Facilities, Products and Services*), and/or

(ii) the receipt of supplies and services to the Bank.

(b) Failure to supply such data may result in the Bank being unable to establish, maintain or provide *Facilities, Products and Services* to *data subjects*.

(c) It is also the case that data are collected, directly or indirectly, by the Bank from *data subjects* transacting with or through the Bank in the ordinary course of the Bank's business, including (without limitation) information received from third parties, the public domain, collected through use of the websites, cookies and electronic banking services of the *Standard Chartered Group*, and/or when *data subjects* write cheques or deposit money or effect transactions through *cards*, or otherwise carry out transactions as part of the Bank's services. The Bank will also collect data relating to the customer from third parties, including third party service providers with whom the customer interacts in connection with the marketing of the Bank's products and services and in connection with the customer's application for the Bank's products and services.

(d) Data relating to a *data subject* may be used for any one or more of the following purposes.

(i) processing applications from the *data subject* (including assessing the merits and/or suitability of the *data subject*'s application(s)) for the establishment of *Facilities, Products and Services* offered by the Bank or any member of the *Standard Chartered Group*;

(ii) operating, maintaining, providing, reviewing and evaluating *Facilities, Products and Services* to the *data subject*, including to enable the Bank or any member of the *Standard Chartered Group* to fulfil any contract for *Facilities, Products* and/or *Services* that a *data subject* has requested and/or to understand the overall picture of the relationship of a data subject with the *Standard Chartered Group* by linking data in respect of all accounts such data subject is connected to;

(iii) conducting credit checks on the *data subject* (whether in respect of an application for, or modification of terms of *Facilities, Products and Services* or during regular or special review which normally will take place once or more each year);

(iv) creating and maintaining the Bank's credit scoring models;

(v) maintaining credit history of the *data subject* for present and future reference;

(vi) assisting other financial institutions to conduct credit checks and collect debts;

(vii) ensuring ongoing credit worthiness of the data subject;

(viii) designing banking, cards, financial, insurance, securities and investment services or related products for *data subject*'s use;

(ix) marketing services, products and other subjects (please see further details in paragraph (g) below);

(x) determining the amount of indebtedness owed to or by *data subjects*;

(xi) enforcement of *data subjects*' obligations, to the Bank or any other member of the *Standard Chartered Group*, including but not limited to the collection of amounts outstanding from data subjects and those providing security for *data subjects*' obligations;

(xii) meeting or complying with any obligations, requirements or arrangements for disclosing and using data that apply to the Bank or any other member of the *Standard Chartered Group* or that it is expected to comply according to:

   (i) any law or regulation binding on or applying to it within or outside *Hong Kong* existing currently and in the future (e.g. the Inland Revenue Ordinance and its provisions including those concerning automatic exchange of financial account information);

   (ii) any guidelines or guidance given or issued by any legal, regulatory, governmental, tax, law enforcement or other authorities, or self-regulatory or industry bodies or associations of financial services providers within or outside *Hong Kong* existing currently and in the future (e.g. guidelines or guidance given or issued by the Inland Revenue Department including those concerning automatic exchange of financial account information);

   (iii) any present or future contractual or other commitment with local or foreign legal, regulatory, governmental, tax, law enforcement or other authorities, or self-regulatory or industry bodies or associations of financial services providers that is assumed by or imposed on the Bank or any member of the *Standard Chartered Group* by reason of its financial, commercial, business or other interests or activities in or related to the

© Copyright 2008 – 2020 Standard Chartered Bank. All rights reserved.
Personal_Info_Collection_Statement_HongKong_(English)_2020_v1 Page 2 of 7

Standard Chartered

jurisdiction of the relevant local or foreign legal, regulatory, governmental, tax, law enforcement or other authority, or self-regulatory or industry bodies or associations;

(xiii) meeting or complying with any obligations, requirements, policies, procedures, measures or arrangements for sharing data and information within the *Standard Chartered Group* and/or any other use of data and information in accordance with any group-wide programmes for compliance with sanctions or prevention or detection of money laundering, terrorist financing or other unlawful activities;

(xiv) enabling an actual or potential assignee of all or any part of the business and/or asset of the Bank or participant or sub-participant of the Bank's rights in respect of the *data subject*, to evaluate the transaction intended to be the subject of the assignment, participation or sub-participation;

(xv) in connection with any member of the *Standard Chartered Group* defending or responding to any legal, governmental, or regulatory or quasi-governmental related matter, action or proceeding (including any prospective action or legal proceedings), including where it is in the legitimate interests of the Bank or any member of the *Standard Chartered Group* to seek professional advice, for obtaining legal advice or for establishing, exercising or defending legal rights;

(xvi) in connection with any member of the *Standard Chartered Group* making or investigating an insurance claim or responding to any insurance related matter, action or proceeding;

(xvii) organizing and delivering seminars for the *data subjects*;

(xviii) managing, monitoring and assessing the performance of any agent, contractor or third party service provider who provides administrative, telecommunications, computer, payment or securities clearing or other services to the Bank in connection with the establishment, operation, maintenance or provision of *Facilities, Products and Services*; and/or

(xix) any other purposes relating to the purposes listed above.

(e) Data the Bank holds relating to a *data subject* is kept confidential but the Bank may provide, transfer or *disclose* such data or information to any one or more of the following parties (whether within or outside *Hong Kong**) for the purposes set out in paragraph (d):-

(i) any agent, contractor or third party service provider who provides administrative, telecommunications, computer, payment or securities clearing or other services to the Bank in connection with the establishment, operation, maintenance or provision of *Facilities, Products and Services*;

(ii) any other person under a duty of confidentiality to the Bank including any other member of the *Standard Chartered Group* which has undertaken to keep such information confidential;

(iii) the drawee bank providing a copy of a paid cheque (which may contain information about the payee) to the drawer;

(iv) third party service providers with whom the customer has chosen to interact with in connection with the customer's application for the Bank's products and services;

(v) credit reference agencies and, in the event of default, to debt collection agencies;

(vi) any person or entity to whom the Bank or any other member of the *Standard Chartered Group* is under an obligation or otherwise required to make *disclosure* under the requirements of any law or regulation binding on or applying to the Bank or any other member of the *Standard Chartered Group*, or any *disclosure* under and for the purposes of any guidelines, guidance, directives, rules, codes, circulars or other similar documents issued or given by any legal, regulatory, governmental, tax, law enforcement or other authorities, or self-regulatory or industry bodies or associations of financial services providers with which the Bank or any other member of the *Standard Chartered Group* is expected to comply, or any *disclosure* pursuant to any contractual or other commitment of the Bank or any other member of the *Standard Chartered Group* with local or foreign legal, regulatory, governmental, tax, law enforcement or other authorities, or self-regulatory or industry bodies or associations of financial services providers, all of which may be within or outside *Hong Kong* and may be existing currently and in the future;

(vii) any financial institution and merchant acquiring company with which a *data subject* has or proposes to have dealings;

(viii) any actual or proposed assignee of all or any part of the business and/or asset of the Bank or participant or sub-participant or transferee of the Bank's rights in respect of the *data subjects*;

(ix) any party giving or proposing to give a guarantee or third party security to guarantee or secure the *data subject*'s obligations, and/or

(x)

(i) any member of the *Standard Chartered Group* which may include a Head Office function acting as a data controller in respect of *data subject's* data;

(ii) third party financial institutions, insurers, credit card companies, securities and investment, mobile wallets & digital payment services providers;

(iii) third party reward, loyalty, co-branding and privileges programme providers;

(iv) co-branding partners of the Bank and/or any member of the *Standard Chartered Group* (the names of such co-branding partners can be found in the application form(s) for the relevant services and products, as the case may be);

(v) charitable or non-profit making organisations; and

(vi) external service providers (including but not limited to mailing houses, telecommunication companies, telemarketing and direct sales agents, call centres, data processing companies and information technology companies) that the Bank engages for the purposes set out in paragraph (d)(ix) above.

© Copyright 2008 – 2020 Standard Chartered Bank. All rights reserved.
Personal_Info_Collection_Statement_HongKong_(English)_2020_v1 Page 3 of 7

Standard Chartered

**Please refer to the Bank's website (www.sc.com/hk/) for the list of countries where such parties may be located.*

(f)

(i) With respect to data in connection with mortgages applied by a *data subject* (*in any capacity*) on or after 1 April 2011, the following data relating to the *data subject* (including any updated data of any of the following data from time to time) may be provided by the Bank, on its own behalf and/or as agent, to a credit reference agency:-

- (i) full name;
- (ii) capacity in respect of each mortgage (as borrower, mortgagor or guarantor, and whether in the *data subject*'s sole name or in joint names with others);
- (iii) Hong Kong Identity Card Number or travel document number;
- (iv) date of birth;
- (v) correspondence address;
- (vi) mortgage account number in respect of each mortgage;
- (vii) type of the facility in respect of each mortgage;
- (viii) mortgage account status in respect of each mortgage (e.g., active, closed, write-off (other than due to a bankruptcy order), write-off due to a bankruptcy order); and
- (ix) if any, mortgage account closed date in respect of each mortgage.

(ii) The credit reference agency will use the above data supplied by the Bank for the purposes of compiling a count of the number of mortgages from time to time held by the *data subject* with credit providers in *Hong Kong*, as borrower, mortgagor or guarantor respectively and whether in the *data subject*'s sole name or in joint names with others, for sharing in the consumer credit database of the credit reference agency by credit providers (subject to the requirements of the Code of Practice on Consumer Credit Data approved and issued under the Ordinance).

(iii) The Bank may from time to time access the *mortgage count* held by the credit reference agency in the course of:-

- (i) considering mortgage loan application(s) made by the *data subject (in any capacity)* from time to time;
- (ii) reviewing any credit facility (including mortgage loan) granted or to be granted to the *data subject (in any capacity)* which is in default for a period of more than 60 days with a view to putting in place any debt restructuring, rescheduling or other modification of the terms of such credit facility by the Bank;
- (iii) reviewing any credit facility (including mortgage loan) granted or to be granted to the *data subject (in any capacity)*, where there is in place any debt restructuring, rescheduling or other modification of the terms of such credit facility between the Bank and the *data subject* consequent upon a default in the repayment of such credit facility for implementing such arrangement;
- (iv) reviewing any credit facility (including mortgage loan) granted or to be granted to the *data subject (in any capacity)*, with a view to putting in place any debt restructuring, rescheduling or other modification of the terms of any credit facility initiated by the request of the *data subject*; and/or
- (v) reviewing, evaluating and modifying terms of any credit facility (including mortgage loan) granted or to be granted to the *data subject* (*in any capacity*) from time to time, and reviewing the same with the *data subject*.

(iv) The Bank may from time to time access the *mortgage count* held by the credit reference agency in the course of (after 31 March 2013):-

- (i) reviewing and renewing mortgage loans granted or to be granted to the *data subject (in any capacity)*; and/or
- (ii) considering the application for credit facility (other than mortgage loan) by the *data subject (in any capacity* other than mortgagor) and/or reviewing or renewing any facility (other than mortgage loan) granted or to be granted to the *data subject (in any capacity* other than mortgagor), in each case where such facility is in an amount not less than such level or to be determined by a mechanism as prescribed or approved by the Privacy Commissioner for Personal Data from time to time.

(g) **USE OF DATA IN DIRECT MARKETING**

The Bank intends to use a *data subject*'s data in direct marketing and the Bank requires the *data subject*'s consent (which includes an indication of no objection) for that purpose. In this connection, please note that:-

(i) the name, contact details, products and services portfolio information, transaction pattern and behaviour, financial background and demographic data of a *data subject* held by the Bank from time to time may be used by the Bank in direct marketing;

(ii) the following classes of services, products and subjects may be marketed:-

- (i) financial, insurance, fiduciary, investment services, credit card, securities, investment, banking and related services and products;
- (ii) reward, loyalty or privileges programmes and related services and products;
- (iii) services and products offered by the Bank's co-branding partners (the names of such co-branding partners can be found in the application form(s) for the relevant services and products, as the case may be); and
- (iv) donations and contributions for charitable and/or non-profit making purposes;

(iii) the above services, products and subjects may be provided or (in the case of donations and contributions) solicited by the Bank and/or:-

- (i) any member of the *Standard Chartered Group*;
- (ii) third party financial institutions, insurers, credit card companies, securities and investment, mobile wallets & digital payment services providers;

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(iii) third party reward, loyalty, co-branding or privileges programme providers;

(iv) co-branding partners of the Bank and/or any member of the *Standard Chartered Group* (the names of such co-branding partners can be found in the application form(s) for the relevant services and products, as the case may be); and

(v) charitable or non-profit making organisations;

(iv) in addition to marketing the above services, products and subjects itself, the Bank also intends to provide the data described in paragraph (g)(i) above to all or any of the persons described in paragraph (g)(iii) above for use by them in marketing those services, products and subjects, and the Bank requires the *data subject*'s written consent (which includes an indication of no objection) for that purpose;

(v) the Bank may receive money or other property in return for providing the data to the other persons in paragraph (g)(iv) above and, when requesting the *data subject*'s consent or no objection as described in paragraph (g)(iv) above, the Bank will inform the *data subject* if it will receive any money or other property in return for providing the data to the other persons.

If a *data subject* does not wish the Bank to use or provide to other persons his/her data for use in direct marketing as described above, the *data subject* may exercise his/her opt-out right by notifying the Bank.

(h) Under and in accordance with the terms of the Ordinance and the Code of Practice on Consumer Credit Data approved and issued under the Ordinance, any *data subject* has the right:-

(i) to check whether the Bank holds data about him and/or access to such data;

(ii) to require the Bank to correct any data relating to him which is inaccurate;

(iii) to ascertain the Bank's policies and procedures in relation to data and to be informed of the kind of personal data held by the Bank and/or he/she has access to;

(iv) to be informed on request which items of data are routinely *disclosed* to credit reference agencies or debt collection agencies, and be provided with further information to enable the making of an access or correction request to the relevant credit reference agency or debt collection agency; and

(v) in relation to any *account* data (including, for the avoidance of doubt, any *account* repayment data) which has been provided by the Bank to a credit reference agency, to instruct the Bank, upon termination of the *account* by full repayment, to make a request to the credit reference agency to delete such *account* data from its database, as long as the instruction is given within five years of termination and at no time was there any default of payment in relation to the *account*, lasting in excess of 60 days within five years immediately before *account* termination. *Account* repayment data includes amount last due, amount of payment made during the last reporting period (being a period not exceeding 31 days immediately preceding the last contribution of *account* data by the Bank to a credit reference agency), remaining available credit or outstanding balance and default data (being amount past due and number of days past due, date of settlement of amount past due, and date of final settlement of amount in default lasting in excess of 60 days (if any)).

(i) In the event of any default of payment relating to an *account*, unless the amount in default is fully repaid or written off (other than due to a bankruptcy order) before the expiry of 60 days from the date such default occurred, the *account* repayment data (as defined in paragraph (h)(v) above) may be retained by the credit reference agency until the expiry of five years from the date of final settlement of the amount in default.

(j) In the event any amount in an *account* is written-off due to a bankruptcy order being made against a *data subject*, the *account* repayment data (as defined in paragraph (h)(v) above) may be retained by the credit reference agency, regardless of whether the *account* repayment data reveal any default of payment lasting in excess of 60 days, until the expiry of five years from the date of final settlement of the amount in default or the expiry of five years from the date of discharge from a bankruptcy as notified by the *data subject* with evidence to the credit reference agency, whichever is earlier.

(k) Without limiting the generality of the foregoing, the Bank may from time to time access the personal and *account* information or records of a *data subject* held by the credit reference agency for the purpose of reviewing any of the following matters in relation to the existing credit facilities granted to a *data subject* or a third party whose obligations are guaranteed by a *data subject*:-

(i) an increase in the credit amount;

(ii) the curtailing of credit (including the cancellation of credit or a decrease in the credit amount); and

(iii) the putting in place or the implementation of a scheme of arrangement with the *data subject* or the third party.

(l) The Bank may have obtained a credit report on a *data subject* from a credit reference agency in considering any application for credit or modification of terms of the credit. In the event a *data subject* wishes to access the credit report, the Bank will advise the contact details of the relevant credit reference agency.

(m) Data of a *data subject* may be processed, kept and transferred or *disclosed* in and to any country as the Bank or any person who has obtained such data from the Bank referred to in (e) above considers appropriate. Such data may also be processed, kept, transferred or *disclosed* in accordance with the local practices and laws, rules and regulations (including any governmental acts and orders) in such country.

(n) In accordance with the terms of the Ordinance, the Bank has the right to charge a reasonable fee for the processing of any data access request.

(o) *Data subjects* located in the European Union may also have the following additional rights:-

(i) the Bank or any other member of the *Standard Chartered Group* will use profiling, including behavioral analysis, to assist in providing *data subjects* with better *Facilities*, *Products* and/or *Services*, to make decisions and to prevent

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money laundering, terrorism, fraud and other financial crime, for example profiling will help to try and detect whether use of a credit card may be fraudulent. If any profiling will result in an automated decision relating to a *data subject* who is an *accountholder*, we will let the *accountholder* know and the *accountholder* will have the right to discuss the decision with the Bank;

(ii) in some circumstances a *data subject* has the right to ask the Bank to delete the personal data of such *data subject*, for example if the Bank no longer has a valid reason to process it;

(iii) in some circumstances a *data subject* may have the right to object to how the Bank processes the personal data of such *data subject* but this does not mean that the *data subject* can decide or choose how the Bank processes the personal data other than in relation to marketing. If a *data subject* has any concerns about how the Bank processes his/her/its personal data, such *data subject* should discuss this at a branch or with a relationship manager. The Bank may not be able to offer *Facilities, Products* or *Services* if the *data subject* does not want the Bank to process the personal data the Bank considers necessary to process to provide such *Facilities, Products* or *Services*;

(iv) in some circumstances a *data subject* may have the right to restrict how the personal data of such *data subject* is processed;

(v) in some circumstances a *data subject* may have the right to request the personal data that has been given to the Bank in a machine readable format. An *accountholder* may already be able to do this through online banking in relation to banking transactions;

(vi) a *data subject* has the right to complain to the Privacy Commissioner for Personal Data, or if the *data subject* is located in the European Union, the UK Information Commissioner. Details can be provided by emailing privacy@sc.com

(p) The person to whom requests for access to or correction of data held by the Bank, or for information regarding the Bank's data policies and practices and kinds of data held by the Bank are to be addressed is as follows:

Data Protection Officer
STANDARD CHARTERED BANK (HONG KONG) LIMITED
GPO Box 21, Hong Kong

Should you have any queries, please do not hesitate to contact either your relationship manager or our designated hotline 2282 2313.

(q) Nothing in this document shall limit the rights of *data subjects* under the Ordinance.

(r) Security:-

(i) The security of personal data is important to the Bank. The Bank has technical and organisational security measures in place to safeguard each the personal data of each *data subject*. When using external service providers, the Bank requires that they adhere to security standards mandated by the Bank and the *Standard Chartered Group*. The *Standard Chartered Group* may do this through contractual provisions, including any such provisions approved by a privacy regulator, and oversight of the service provider. Regardless of where personal data is transferred, the Bank takes all steps reasonably necessary to ensure that personal data is kept securely.

(ii) *Data subject(s)* should be aware that the Internet is not a secure form of communication and they must not send the Bank any personal data over the Internet as this carries with it risks including the risk of access and interference by unauthorised third parties. Information passing over the Internet may be transmitted internationally (even when sender and recipient are located in the same country) via countries with weaker privacy and data protection laws than in the country of residence of a *data subject*.

(s) The Bank and the *Standard Chartered Group* retain personal data in line with applicable legal and regulatory obligations and for business and operational purposes. In the majority of cases this will be for seven years from the end of a *data subject's* relationship with the *Standard Chartered Group*.

(t) To the extent permitted by law, the Bank and other members of the *Standard Chartered Group* may record and monitor electronic communications with *data subjects* to ensure compliance with legal and regulatory obligations and internal policies for the purposes outlined at paragraph (d) above.

(u) *Data subjects* should also read the cookie policy when using the Bank's online services.

In this document, unless inconsistent with the context or otherwise specified, the words in *italic* shall have the following meanings:-

account(s) means, for each facility, service or product which the Bank may from time to time make available to the *data subjects*, the account that is, opened and/or maintained in respect of it from time to time.

accountholder(s) means holder(s) of an *account*, and includes joint *accountholder(s)* in case there is more than one holder for an *account*.

card means an ATM card, a debit card, a credit card, or a revolving card or all of them, as the context requires.

data subject(s) has the meaning given to it in the Ordinance and includes applicants for or *accountholders* for *Facilities, Products and Services*, customers, security providers, guarantors, referees, corporate officers and managers (e.g. authorized signatories, contact persons, company secretary, directors, shareholders, beneficial owners of a corporate), beneficiaries,

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Personal_Info_Collection_Statement_HongKong_(English)_2020_v1 Page 6 of 7

Standard S Chartered suppliers, agents, contractors, service providers and other contractual counterparties and any third party transacting with or through the Bank. disclose, disclosing or disclosure, in relation to personal data, includes disclose or disclosing information inferred from the data. Hong Kong means the Hong Kong Special Administrative Region . in any capacity means whether as a borrower, mortgagor or guarantor and whether in the data subject's sole name or joint names with others. mortgage count means the number of mortgage loans held by the data subject (in any capacity) with credit providers in Hong Kong from time to time , Standard Chartered Group means each of or collectively Standard Chartered PLC and its subsidiaries and affiliates (including each branch or representative office). Please circulate this document to any and all data subject(s) relating to your account(s) at our Bank. Should there be any inconsistencies between the English and Chinese versions, the English version shall prevail. Standard Chartered Bank (Hong Kong) Limited February 2020 Issued by Standard Chartered Bank (Hong Kong) Limited v1r Persona/_/nfo_Col/ection_Statement_HongKong_(Eng/ish)_2020_v1 © Copyright 2008 - 2020 Standard Chartered Bank. All rights reserved. Page 7 of 7

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Standard Chartered <xvl ff m' $ : i'Tllt, 17 . @i : f(aJKfiliijx,jiffLrn @l • 1 : r 1 iiJi i, $ ir . ci : ff,if lltiii fwllt - = ¥ - if,i : lff mt F!fflz 1 ¥ 1 ,l : @ - l >tf . f f ¥ ' . 1 ' ¥ ( † fflffiiiJ : 1 HHfFtf : llt $ tff ¥ ' . FF l, E 1 . tli :. R $ *' . e' . ! : J - li'lt $ tfg_ t : n, : fii . ' 1 : JltK ;: !itfflHUmr . ¥ 11 ' $ : fi jf!T . !H . @!f iiiJ - · 5 ;: tt,it 6 iEl 3 ffli 71 . ; (xvi) ff ; l! ; E/ : TJ/ ;. ®/f /a . J : J ; t ; ft!! . Jixfttl : \ i it{li/ : llt@l/l!(fiiiJ{Ji! ; ffl 1 Ulz $ 1 ,l : t@f : 5 : ,' . i ; f!lflFF ; (xvii) Jrf . 4 $ - HJi Jltrc : i : J ; t ; { : JJ ; @i ; (xviii) , iii &Hfi!iKrgifMi;J · 1Itffi:&IJII t1'CJ}ft,_:rJ:, ('I= l , - U f:!l:imi Ƒ . 1'$:8 131:rrifJ:, rn, m: - Ht &:, ,i,t :rij Mf33'! \ 5 :J;t;fili afili'CJff/iiJ( - 1';!1,A 1JJ iffi l(% 1J at.;Wrrgiffiz !_Jl. ; &I (xix) WJ::i!!hffl ff ruli'CJff{iiJ;lll;{1gf,fl (e) '$:fj t:f:J;t;:t ffli'CJ_ f - J $,A.,a - - J - 'f - .t.:J.{)i';!,',l',' @of"!ff;(d)f9:YUtl: \ li'CJffl l¥i tJ; jj:ipfmf,# f:MJ IGitlne: ( :#1.lnlltl_Ul•''B'J l 'T}!E{f{i.iJ - 15"llt 15" : (i) K!N1'J!£i;J, ilfa'&&ff/!f - te.'CJ :n , : ft , !H tiif#jjijio.Ji;:fitiil#fiifj: · JR · '11!: - Htl,! m Jj!jJltMt$t;r : :J;t; fili Rf B';J/f{iiJ/ !_V,, 1J(V,/J¥iffi iE1J Hi(:JJ;[!giffi; ioltl: \ )....ml#.E1"t$, ;z iU'$: ( c:pofjj5f.lt l(,i, As'CJ'."lff4 ·1 Er:Jfi ti fi ; g - - '$:fim[/gEf3•£ Ŷ - iffiffi ■ - El3M Z Ŷ Mm Ŷ •= (gj( m1m m& CfeD "J$/1F'i llli 'BJ; (ii) t:1'$:fr ff1/f.1'l'.'tfl:fil'J/f/iiJ;lll;ft!!.J,d † fflE.1J; 'J1(f - l - f' tJ./Ji';!,'l','s':J,:.i - JJJ,r;,®/:f/i.iJ fililix ; (iii) M (v) (vi) ffiJ1.H1'$:fillt, /J:, .®'ff liiJfiliijx,w. t" - lJR1J i ffl 1i 'i> - fi'Jlt; J - T J,r;!KJ/f ii.iJ ;le!; filiijx, 2.ffiiiJ ;t (liU {9UEl:J iE · Jit liiErrrn 1:fi ,:it - t - Tt,r;/!f/iflaJ;le!;ft!!.1ix zfficJ:,:t ii , i iz11 , 1 mri, w:i:ct Kftt m • i'ft't † Ht f#[/gffliil'CJEli$ lltfi*tJi tiftiiHtl “ l f'l=tl: \ · Wl!l'$:fillt,:.iJTJ/;/!fliI/i.iJ;!e \ ;fti,,Bx il'i'B'Jif/iiJ:/ielsl, t † , tie, · U · 'B' IJ, llt;lctft!!.;J{J).;z/i,f ffil$'$:fi ,:&'!Jl BWlf/i.iJ;lctflliff'iffil.io.J'$:ti!l >'l·J - itli'CJ;ttf, , if!z/ff • (vii) - fflf, † w:iit ftt fiJ, l llt imijll:g/#JJ!.ffljs'CJ El f.fiii ff*tJl.m tii'b El:Jifii.iJ " - l ;lll;fll1>¥:i < U.J::: - fgfij)Ji'.' N - "'ft llrg tUl - &: - fgfig El ffi! lFJ*B'=:f:EB';J", iffi fillttJ.;JtfiliZ * :1tra.J t1Ht t.'¥ ipf1331:f(iiJ J.... “ W' : 't Ƒ f pf JJJA. e jt *Rfl*El:Jff/iiJ l.iirt rn);z_)!lj* )( \ W 'BJ ; (viii) '$:fT3cl½f, (f(i.iJl½f,f'd*fi&/llt B'J/fii.iJJf * ;:y1f1I;, \ 1V, , - 4i:fr'l!Jr:f4 "$A.E13t fUli':J WJ, · (1/iiiH J.... ),; (ix) tli:f!i ff. JEtJEl!i 1li/: M=ZttHlJI, r:f:jjij /li':llt:ttBf!l_i.'f./ $ - Z.:?: t li':JifiaJZ: &/ (x) (l) ,:.i1:T:ft/!f/iffi.iJ!ix.FJ, !. nfil6eHif'f _ f4 $: - { Nli':J'.2fN i1ffiili'CJ i";G ; (lil =1J r m, /W:r, '51, 1gmi2 - '51 • i \ io/J:&t!J:'.'ilf • - =Jc - tm - f - i!,1:E!.& - - f - :tfiijagWl!!iffi; (Iii) =15" '.l't, JlJ, 5/'f.rf'or Edi HIU/#!@;fflj ; ( I v) '$:fi&/ ,:.i/ - T/t /f/iiJllx,ffil..:?:b'f'f Wl! \ !¥# - Ca '¥6 - f'l:rf'oW - i' - 3# - :gfftof1i{fafli r & o 0 oli':11$i teit , TJl:tlif!'itimJE l ; (v) llt F$fU .tl4 ; & (vi) "t:finJ:.X:(d)(ix)$9:/ilr!.illffl!it .:?:5 s t¥,{Jt lrai ( EJJ † @Tf JJ/ f4'c:p{. - , •lHR:2 - E,J glifiE :ii&1l:;%ili ; .... • gi!;c:p,c.,, t - ll'. \ tf.f &=i.trnu'1 - tiz ) , *tfiiN<8t:f"7/,'ifM( _www.sc.com/hk0 • 1::1. TM.1:i!!i - e - ,7i"fili.i “ fl'J/ffi/f[_ - :Cf/ ,. (f) (i) rjJ;,_ f4 JJf,l t j:!.fE(iijfljf}) Jfr 2011 4 4 .13 1 B' El*!:Uli$ E13:j j FtruB:J f. - l - , '$:f'rofiiE l¥iT - UW /'4 $,{ ruB'J'j,(ipf ( † ,jg'fBlf :f /fliiJT U ipfli'Jjff. - l - ) J;J.ct:fiD./ fj_). E13.i; mf#f{g llfi+ ag m: (i) 3o:g ; (ii) Vi'.a*ffH B'J iS ( l'l {'J:12,i:mt:J,, tffij).._* { )f; A , (iii) iiiJr/SMt5fltli lltMi.!lJl!:iH!tli ; (iv) tl: \ EIWJ : (v) m lUitf.!!: ; (vil Ke*t1ma:1t:t;;rij f5 Ƒ li ; &tJ.J(,f4#JJJA.""$:A¥:g*,w;Jtttg).... “ ]f;i:g1J:rt,) (vii) *tfJgs<g/g ffifUJ ; (viii) 4 .Fl':J':fijijB';Jfitgp Ƒ - /Vii'. Cf † U D : '.U · etsa}R · Eifi ( f!slliti }Jfm i7!·l • f!s! iI: - i'zE.ltt ) (ii) (iii) & (ix) e*t: Jiji'l:Jt tgf5 Ƒ i \ 5}REl Wl ( :i<D ffl l, /gj(jjipf llfi mw . f fflJ :: iillrn' $ : fim{ B : J ipft!EH_i . 'f . 1 # $ . A . ( 5 t 8 UtJ,{'!l'mU, · titiA Jil(lf : MHd - , &t) . /' 4 JJfk $ : M/! .: g W ; t ; ! ; ftllA “ IIW : gZ : i : t) i : Ji' . ' tt,g mlft . Fsi : rstffli'CJnHi,* B'=Ji' ; '/ j(f . - : l † llg ms'CJ@l A - m - j(wipf n{#/g : tJ! 1 : it ; tU † C l ll/F,{ 9 Utt . Ar&!il “ lB' ; J (ltm . A . - m - ipfJfti"r IJ) B'Jf, \ iJEpJrf,& l ' $ : fiof : 5 ' : ' £ 'J . T - WlFsii : mlw mllri Jw ffB' ; J/i'/ * . tt : - ( © Copyright 2008 - 2020 Standard Chartered Bank. All rights reserved . Personal_lnfo_Collection_Statement_HongKong_(Local)_2020_v1 Page 3 of 6

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Standard S Chartered (!) (s) - t:fi& :JT lll Jlifi ffl$1t& cijl,,F:Wll'll \ t& ii † li'JiliifW: @J' - jiipj - , tt -- k † ', m,1,n • ElxM :;JJ,J ;UJ lllli:1 m{i/.t 11::iIBH:r - JfW:'il , l't £$1$.k t ':t=fi& tnllll;t;f;flt .ri"oJgr,if;& W";(M $Ali':J'l!t·r}mm ' l'JJi(W,5j','.f;ttf& cijl,,E&r'JlIBif.t ' J::JJJcJ::)t(d)f \ l:f'filalilHJE , (u) itJ † i,:filj':) J::ij!Ui • _jff..;t.;f"$)._v);[ig Cookie if; , : T:!:$::X:fttcp • t - ;JFWJ::T>Cf7 1i;t;f;fltcijl,,F: • 'a IJ#ll - ¥:® - 1i:Wr·M : /SO· ffi:rti>:ffiiJJIBT ml#i".titf4Z$A.a':J - e - W1H m , mn c"b · iliiT lmJ'.z:&/ t!U li:16 0 · /SONlf...{ • ffi,150Zt. \ ¥1iA • † t,_!;JfW /SON.ffA.(:!/D/501itl',7i - ,g, 1iAJ, itff'f+ • mm)f>H, & r. - t - , gc - t - /lsf.!U,m - t - ffi'1i !r - t - c mJ::Txffii5E, .iff6/;fff$.,tJHiAfR{9 J5/rMi"B:Jiwn • † t._l;{gJUii:m - rfl,Jt!/!ifjj(t,]$(1'1.A /SONlf.). , _ ?; - 1,5 :lftj - tjlf!tp, “ , ( A , ifltA, 1£ :& If({li :!<01£ 8':lt † :ttUHJ A , ti A, E_]f£, . iii$ , ll4: , * jfihlm1i A , ) 5':ihl J , ... /#P!ll',ll (· \ ;JJI!. , ), jf:$/nr, , li m f /J!ffli&;)a!;ft!l·tt':lf:H - 1:f ' L'UzW m :t=fi .ffi - 6 JM1':JfE/iiJJE.1:f' !.lfl1 · :rti@A'JiMil,ii † :lt iiEl3 Nffr!Wrt “ .lli':J'jiji , f \ - E',i/f • m t 81Jfiif J ® , J'/,ff(o]J!f/b'• ffi:t" OOL'l,flmJ,' l'iit J, ti/W:J,JH,:r. k'l.&_Tgii;)k'l._ii'f..;tg,¥r,{:t=J, :l, W flt), “ IF,i:.g,z:15A' !Jf!S.#f..'1 • ffi f.f. - - f41ffJJU O;J.{rfii]J!ffb') T f,· ;,ffw (:jl; r5i 1ili':Jt:. t!):it*t t,z ;.i/TJ!!!BI · ffif:bUHJ 1i 'aJ& /1/li 'a]f0 fi;,g E] ( e!,t,_l; - e - 51:'tltlm r /lf$ ; li'Jf 5.lU ::J:tj5_)f , iij l(ciJfffiiJ&P1TliW 15 01it li:JJff4 $A. lffl:t=:z( , t 'E >C :t:WCf':X: Ri>:Zfai1iffioJT - rit:'.: • mtJ.¾::X: Ri>: , 1'Jj&ff(1!f}i}1f 0a'.I 2020 2 dli.i!Ti!lfi (tf'il!J lflili.'i5Jflig 0Jr © Copyright 2008 - 2020 Standard Chartered Bank. All rights reserved. Per.;onal_lnfo_Collection_Statement _ HongKong_(Local)_2020_v1 Page 6 of 6